MASTER AGREEMENT

DST DIGITAL SOLUTIONS SERVICES

THIS AGREEMENT (this “Agreement”), made as of September 21, 2022 (the “Effective Date”), is by and between DST Systems, Inc., a Delaware corporation (“DST”) and Carlyle AlpInvest Private Markets Fund, a Delaware statutory trust (“Customer”). DST and Customer are together referred to herein as the “Parties” and individually as the “Party”.

WHEREAS, DST is a provider of transfer agency, shareholder record keeping and related services to the financial services industry; and

WHEREAS, Customer desires to utilize DST Digital Solutions Services to provide access to account information and certain on-line transaction request capabilities in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows.

ARTICLE I
DEFINITIONS

Except as may be modified in a Service Exhibit, the following definitions shall apply to this Agreement. Additional terms may be defined in the Agreement and in the exhibits that describe the Digital Solutions Services to be provided by DST for Customer.

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“Action” means any civil, criminal, regulatory or administrative lawsuit, allegation, demand, claim, counterclaim, action, dispute, sanction, suit, request, inquiry, investigation, arbitration or proceeding, in each case, made, asserted, commenced or threatened by any Person (including any Government Authority).

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“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

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“API Calls” shall mean any request or submission to the API Management Platform initiated by User activities, regardless of whether such request or submission is successful or unsuccessful.

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“API Management Platform” shall mean a set of DST tools for developing, securing, publishing, executing, and monitoring API Calls. Capabilities include API authentication, threat detection, traffic management, transformation, versioning, orchestration, routing, monitoring, and discovery.

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“Authentication Procedures” shall mean, if applicable, those procedures for authenticating Users as set forth within a Service Exhibit.

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“Claim” means any Action arising out of the subject matter of, or in any way related to, this Agreement, its formation or the Digital Services.

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“Control” over a Person shall mean (i) the possession, directly or indirectly, of more than 50% of the voting power to elect directors, in the case of a Person that is a corporation, or members of a comparable governing body, in the case of a limited liability company, firm, joint-venture, association or other entity, in each case whether through the ownership of voting securities or interests, by contract or otherwise and (ii) with respect to a partnership, a general partner thereof or a Person having management rights comparable to those of a general partner shall be deemed to control such Person. The terms “Controlling” and “Controlled” shall have corollary meanings.

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Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

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“Digital Solutions Options” shall mean the series of edits and instructions provided by Customer to DST in writing, through which Customer specifies its instructions for Transactions available through the various Digital Solutions Services, e.g., minimum and maximum purchase, redemption and exchange amounts.

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“Digital Solutions Services” shall mean the services provided by DST utilizing FAN, the DST Web Site, the Internet, and other software, equipment and systems provided by DST and telecommunications carriers and firewall providers, whereby Transactions may be requested in each Fund by Users accessing the DST Web Site via the Internet.

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“DST Associates” means DST and each of its Affiliates, and their respective members, shareholders, directors, officers, partners, employees, agents, successors or assigns.

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“DST Web Site” shall mean the collection of electronic documents or pages residing on DST”s computer system, linked to the Internet and accessible through the World Wide Web, where the Transaction data fields and related screens provided by DST may be viewed by Users who access such site.

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“FAN” shall mean the DST Financial Access Network, a DST computer and software system that provides an interface between the Internet and public data network service providers and the transfer agency systems of Funds for the purposes of communicating Fund data and information and Transaction requests.

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“Fund(s)” shall mean the various registered investment companies (mutual funds) annuity, variable annuity or variable universal life contracts or real estate investment trusts or limited partnerships or other similar financial products for which Customer provides various services and which Customer designates for participation in Digital Solutions Services from time to time by written notice to DST. “Fund Units” shall mean the shares or units of a Financial Product held by a record owner.

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“Government Authority” means any relevant administrative, judicial, executive, legislative or other governmental or intergovernmental entity, department, agency, commission, board, bureau or court, and any other regulatory or self-regulatory organizations, in any country or jurisdiction

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“Law” means statutes, rules, regulations, interpretations and orders of any Government Authority that are applicable to the Party upon which compliance with such Law is being required or that is applicable to its business.

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“Losses” means any and all compensatory, direct, indirect, special, incidental, consequential, punitive, exemplary, enhanced or other damages, settlement payments, attorneys” fees, costs, damages, charges, expenses, interest, applicable taxes or other losses of any kind.

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“Person” shall mean an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

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“Service Exhibit” shall mean the service exhibits attached hereto which outline the particular Digital Solutions Services to be provided by DST to Customer.

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“Third Party Claim” means a Claim (i) brought by any Person other than the indemnifying Party or (ii) brought by a Party on behalf of or that could otherwise be asserted by a third party.

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“Transactions” shall mean account inquiries, purchases, redemptions, exchanges and other transactions offered through Digital Solutions Services as specified in each Service Exhibit.

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“User(s)” shall mean record owners or authorized agents of record owners of shares of a Fund, including brokers, investment advisors and other financial intermediaries or the other Persons authorized to access a particular Digital Solutions Service pursuant to the terms of a Service Exhibit.

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Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

ARTICLE II

USE OF DIGITAL SOLUTIONS SERVICES BY CUSTOMER

Section 2.1 Selection of Digital Solutions Services. DST will perform, and Customer has selected, the Digital Solutions Services described on the Service Exhibits attached to this Agreement. New Service Exhibits describing additional Digital Solutions Services may be added to this Agreement from time to time by mutual written agreement of DST and Customer, and such additional Digital Solutions Services shall be subject to the terms of this Agreement.

Section 2.2 Selection of additional services of DST.

(a)	DST and/or its Affiliates may perform additional services for Customer from time to time as may be agreed upon by the parties pursuant to the terms of a mutually acceptable Statement of Work (“SOW”), if any (the "Professional Services"). In most cases, the Professional Services will be performed in connection with a specific Service Exhibit under this Agreement. If such Professional Services require DST to perform work at Customer’s location, then Customer shall supply DST personnel with suitable workspace, desks, and other normal office equipment, support and supplies, which may be necessary in connection with such Professional Services.

(b)	The parties may agree upon a change to a SOW (“Change Order”); provided, however, no such change shall be binding upon either party unless and until such a Change Order has been mutually agreed in writing and signed by an authorized representative of Customer.

(c)	DST shall own all updates, software, software enhancements, documentation, technical notes, tangible and intangible property, and work products required to be delivered and/or produced or created by DST or its Affiliates in connection with the Services provided under a SOW (“Deliverables”). Notwithstanding anything to the contrary, the parties recognize that from time to time Customer may, under this Agreement, disclose to DST certain business or technical requirements and specifications on which DST or its Affiliates shall partly rely to design, structure or develop the Deliverable. Provided that, as developed, such Deliverable contains no identifiable Customer Confidential Information (as defined herein), (i) Customer hereby consents to DST’s and its Affiliates’ use of such Customer provided business or technical requirements and specifications to design, to structure or to determine the scope of such Deliverable or to incorporate into such Deliverable and that any such Deliverable, regardless of who paid for it, shall be, and shall remain, the sole and exclusive property of DST and its Affiliates and (ii) Customer hereby grants DST and its Affiliates a perpetual, nonexclusive license to incorporate and retain in such Deliverables Customer provided business or technical requirements and specifications. All Customer Confidential Information shall be and shall remain the property of Customer.

Section 2.3 DST Responsibilities. During the Term and subject to the provisions of this Agreement, DST shall, at its expense (unless otherwise provided for herein) perform the Digital Solutions Services as described in each Service Exhibit, including provision of all computers, telecommunications connectivity and equipment reasonably necessary at its facilities to operate and maintain FAN and the DST Web Site.

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Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

Section 2.4 Customer Responsibilities. During the Term and subject to the provisions of this Agreement, Customer shall at its expense (unless otherwise provided for herein) fulfill, or cause to be fulfilled by the Funds or otherwise, Customer obligations, if any, set forth in each Service Exhibit to this Agreement.

Section 2.5 Change in Designated Funds. Upon thirty (30) days prior notice to DST, Customer may change the Funds designated to participate in Digital Solutions Services by delivering to DST, in writing, a revised list of participating Funds.

Section 2.6 Digital Solutions Options. Customer is responsible for establishing implementation procedures and options available for each Digital Solutions Service, as specified in the applicable Service Exhibit.

Section 2.7 Anonymized Data. Notwithstanding anything in this Agreement, DST and its third party vendors may collect and use, any such data, text, and files that pass through and/or may be generated by the Customer’s use of the Digital Solutions Services in anonymized format. For clarity, such anonymized data will not include any of Customer’s Confidential Information. DST or its third party vendors may also review Customer’s Authorized Users and API Call usage amounts, as applicable, for billing and internal business use.

ARTICLE III
FEES

Section 3.1 Fees for Digital Solutions Services. As consideration for the performance by DST of the Digital Solutions Services, Customer will pay DST the fees relating to each such service as set forth in each Service Exhibit attached to this Agreement. DST will deliver a monthly billing report to Customer including a report of Transactions, by type, processed through Digital Solutions Services.

Section 3.2 Invoicing; Fee Increases. DST may change any of the fees and charges provided for in this Article III upon thirty (30) days written notice to Customer. All fees and charges shall be billed by DST monthly and paid within thirty (30) days of receipt of DST's invoice. Amounts billed but not paid on a timely basis and not being disputed by Customer in good faith shall accrue late fee charges equal to the lesser of one and one-half percent (1 1/2%) per month or the maximum rate of interest permitted by law, whichever is less, until paid in full. Customer shall be responsible for and DST shall be entitled to recover the costs of collecting unpaid fees and charges, including without limitation reasonable attorneys’ fees.

ARTICLE IV

PROPRIETARY RIGHTS

Customer acknowledges and agrees that it obtains no rights in or to any of the software, hardware, processes, templates, screen and file formats, interface formats or protocols, and development tools and instructions, trade secrets, proprietary information or distribution and communication networks of DST. Any software, interfaces, interface formats or protocols developed by DST shall not be used by Customer for any purposes other than utilizing Digital Solutions Services pursuant to this Agreement or to connect Customer to any transfer agency system or any other Person without DST’s prior written approval. Customer also agrees not to take any action which would mask, delete or otherwise alter any DST on-screen disclaimers (including electronic forms which Users are required to accept) and copyright, trademark and service mark notifications provided by DST from time to time, or any “point and click” features relating to User acknowledgment and acceptance of such disclaimers and notifications.

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Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

ARTICLE V

TERM AND TERMINATION

Section 5.1 Term. The initial term of this Agreement will be from the Effective Date through the date ending three (3) years following the Effective Date (the “Initial Term”). Thereafter, this Agreement will automatically renew for successive periods of one (1) year each unless either SS&C or Customer provides the other Party with a written notice of termination at least 180 calendar days prior to the commencement of any successive service term (such periods, in the aggregate, the “Term”).

Section 5.2 Termination. Throughout the Term, either Party shall have the right to terminate this Agreement on written notice to the other Party of the other Party’s material breach of this Agreement and such Party’s failure to cure such breach within thirty (30) days. Customer shall have the right, upon thirty (30) days prior written notice to Customer, to terminate this Agreement upon DST’s written notice of fee increases that exceed the cumulative CPI increase since the prior fee increase as described in Section 3.2 above. Additionally, DST shall have the right, upon thirty (30) days prior written notice to Customer, to terminate this Agreement, and all Service Exhibits then in effect, in the event Customer converts the Funds made available through Digital Solutions Services to a recordkeeping platform provided by any Person other than DST.

Section 5.3 Effect of Termination. In the event of a termination under the provisions of this Article V, the Parties will have no continuing obligations to one another other than the obligation to return to one another the confidential or proprietary materials of the other in their possession.

ARTICLE VI

INDEMNIFICATION; LIABILITY LIMITATIONS

Section 6.1 No Other Warranties. EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, THE DIGITAL SOLUTIONS SERVICES AND ALL SOFTWARE AND SYSTEMS DESCRIBED IN THIS AGREEMENT AND ITS EXHIBITS ARE PROVIDED “AS-IS,” ON AN “AS AVAILABLE” BASIS, AND DST HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING SERVICES PROVIDED BY DST HEREUNDER, INCLUDING ANY IMPLIED WARRANTY OF TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

Section 6.2 Limitation of Liability. Notwithstanding anything in this Agreement to the contrary, neither DST nor any DST Associate shall be liable to Customer for any action or inaction of any DST Associate except to the extent of direct Losses finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence, willful misconduct or fraud of DST in the performance of DST’s duties or obligations under this Agreement. Except with respect to DST out-of-pocket expenses and judgements awarded against and payable by DST resulting in a Third Party Claim for which DST is entitles to indemnification by Customer under this Section 6, in no event shall either Party be liable to the other Party for Losses that are indirect, special, incidental, consequential, punitive, exemplary or enhanced or that represent lost profits, opportunity costs or diminution of value. Customer shall indemnify, defend and hold harmless DST and DST associates from and against Losses that DST and the DST Associates suffer, incur, or pay as a result of any Third Party Claim or Claim among the Parties. Any expenses (including reasonable and documented outside counsel legal fees and costs) incurred by DST in defending or responding to any Claims (or in enforcing this provision) shall be paid by Customer on a quarterly basis prior to the final disposition of such matter upon receipt by Customer of an undertaking by DST to repay such amount if it shall be determined that a DST Associate is not entitled to be indemnified. The fees of reputable counsel shall be deemed reasonable The maximum amount of cumulative liability of DST to Customer and for Losses arising out of the subject matter of, or in any way related to, this Agreement shall not exceed the fees paid by Customer to DST under the applicable Service Exhibit for the most recent 24 months immediately preceding the date of the event giving rise to the Claim.

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Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

Section 6.3 Indemnity for Infringement of IP. With the exception of Market Data, DST shall indemnify, defend, and hold harmless Customer and its Affiliates from and against Losses (including reasonable legal fees and costs to enforce this provision) that Customer or its Affiliates suffer, incur, or pay as a result of any third party Claim that the Services infringe, or cause the infringement of, the intellectual property rights of a third party, except to extent such infringement is a result of or arises out of: (i) improper use of the Services or any DST Property by Customer or its Affiliates, (ii) modifications to the Services or DST Property made by Customer or its Affiliates not previously authorized in writing by SS&C, (iii) Customer or its Affiliates not complying with instructions or designs required by DST, (iv) use of the Services or SS&C Property by Customer or its Affiliates in breach of this Agreement, or (v) the combination of the Services or SS&C Property by Customer or its Affiliates with products or systems other than those provided for use with the Services by, or authorized in writing by, DST. DST may discharge its indemnity obligation by, at its sole option and expense, (a) procuring any right to allow Customer to continue to receive the infringing part of the Services or modifying, (b) amending or replacing the infringing part of the Services with other services that deliver substantially the same capabilities, or (c) terminating the infringing part of the Services, provided that DST shall in such case refund any fees paid in advance with respect thereto.

ARTICLE VII

CONFIDENTIALITY

Section 7.1 DST Confidential Information. Customer acknowledges and agrees that the terms and conditions of this Agreement, FAN (including by way of example and without limitation all processes, algorithms, designs, techniques, code, screen and data formats, interface formats and protocols, and structures contained or included therein) and other information obtained by them concerning the other software, software applications, equipment configurations, and business of DST (the “DST Confidential Information”) is confidential and proprietary to DST. Customer further agrees to use the DST Confidential Information only as permitted by this Agreement, to maintain the confidentiality of the DST Confidential Information and not to disclose the DST Confidential Information, or any part thereof, to any other person, firm or corporation, provided, however, that if Customer becomes compelled or is ordered to disclose DST Confidential Information whether by applicable governing law, order, judgment, decree of a court of jurisdiction, or any rule, regulation or legal process by any administrative, regulatory or self-regulatory agency or commission or other governmental organization or regulatory organization having regulatory authority over Customer disclose any DST Confidential Information, Customer will, except as may be prohibited by law or legal process, provide DST with prompt written notice of such request or order. Customer acknowledges that disclosure of the DST Confidential Information may give rise to an irreparable injury to DST inadequately compensable in damages. Accordingly, DST may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies which may be available. Customer consents to the obtaining of such injunctive relief and in any proceeding upon a motion for such injunctive relief, Customer’s ability to answer in damages shall not be interposed as a defense to the granting of such injunctive relief.

Section 7.2 Customer Confidential Information. DST acknowledges and agrees that the terms and conditions of this Agreement, any information obtained by DST concerning the software and software applications (including by way of example and without limitation all data in the Files and algorithms, designs, techniques, code, screen and data formats and structures contained or included therein), equipment configurations, personal information regarding the customers and consumers of Customer and business of Customer (the “Customer Confidential Information”) is confidential and proprietary to Customer. DST hereby agrees to use the Customer Confidential Information only as permitted by this Agreement, to maintain the confidentiality of the Customer Confidential Information and not to disclose the Customer Confidential Information, or any part thereof, to any other person, firm or corporation, provided, however, that if DST becomes compelled or is ordered to disclose Customer Confidential Information whether (i) by a court order or governmental agency order which has jurisdiction over the Parties and subject matter, or (ii) in the opinion of its legal counsel, by law, regulation or the rules of a national securities exchange to disclose any Customer Confidential Information, DST will, except as may be prohibited by law or legal process, provide Customer with prompt written notice of such request or order.

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Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

DST acknowledges that disclosure of the Customer Confidential Information may give rise to an irreparable injury to Customer inadequately compensable in damages. Accordingly, Customer may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies which may be available. DST consents to the obtaining of such injunctive relief and in any proceeding upon a motion for such injunctive relief, DST’s ability to answer in damages shall not be interposed as a defense to the granting of such injunctive relief.

Section 7.3 Consumer Privacy. Customer and DST shall each comply with applicable U.S. laws, rules and regulations relating to privacy, confidentiality, security, data security and the handling of personal financial information applicable to it that may be established from time to time, including but not limited to the Gramm-Leach-Bliley Act and Securities and Exchange Commission Regulation S-P (17 CFR Part 248) promulgated thereunder.

Section 7.4 Limitations; Survival. The provisions of this Article VII shall not apply to any information if and to the extent it was (i) independently developed by the receiving Party as evidenced by documentation in such Party’s possession, (ii) lawfully received by it free of restrictions from another source having the right to furnish the same, (iii) generally known or available to the public without breach of this Agreement by the receiving Party or (iv) known to the receiving Party free of restriction at the time of such disclosure. The Parties agree that immediately upon termination of this Agreement, without regard to the reason for such termination, the Parties shall forthwith return to one another all written materials and computer software which are the property of the other Party. All of the undertakings and obligations relating to confidentiality and nondisclosure in this Agreement shall survive the termination or expiration of this Agreement for a period of ten (10) years.

Section 7.6 Notwithstanding the foregoing, each Party may disclose Confidential Information pursuant to a requirement or request of a governmental agency or pursuant to a court or administrative subpoena, order or other such legal process or requirement of law, or in defense of any claims or causes of action asserted against it; provided, however, that it shall (i) first notify the other of such request or requirement, or use in defense, unless such notice is prohibited by statute, rule or court order; and (ii) at the other Party’s expense, cooperate in the other Party’s efforts to file a motion to quash or similar procedural step to frustrate the production or publication of information. Nothing herein shall require either Party to fail to honor a subpoena, court or administrative order or requirement on a timely basis. Each Party shall cooperate with the other in an effort to limit the nature and scope of any legally required disclosure of Confidential Information.

Section 7.7 Notwithstanding the foregoing, the Parties agree that, in the course of performance under this Agreement, DST and its employees may gain or enhance its general knowledge, skills, and experience (including ideas, concepts, know-how, and techniques) related to the business of the Customer (collectively referred to as “General Knowledge”). The use of General Knowledge by the DST and its employees will not constitute a breach of this Agreement; provided that such General Knowledge is retained in the unaided memories of the employees of DST. Notwithstanding anything to the contrary, DST and its employees may not disclose, publish, or disseminate any of the following: (i) information or data supplied in confidence by or on behalf of Customer to DST, including (1) Customer Confidential Information that is in written or other tangible form and is marked as proprietary or confidential, and (2) Customer Confidential Information that is disclosed in non-tangible form and is identified as proprietary or confidential at the time of the disclosure; (ii) the source of the General Knowledge; or (iii) the business plans of the Customer.

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Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

ARTICLE VIII
FORCE MAJEURE

DST will not be responsible for any Losses of property in DST Associates’ possession or for any failure to fulfill its duties or obligations hereunder if such Loss or failure is caused, directly or indirectly, by war, terrorist or analogous action, the act of any Government Authority or other authority, riot, civil commotion, rebellion, storm, accident, fire, lockout, strike, power failure, computer error or failure, delay or breakdown in communications or electronic transmission systems, or other analogous events beyond DST’s reasonable control. DST shall use commercially reasonable efforts to minimize any Losses caused by, and the effects on the Services of any such event and shall maintain business continuity and disaster recovery plans consistent with its industry’s commercially reasonable practices. DST shall test such business continuity and disaster recovery plans no less frequently than annually, and upon request, Fund may attend such test (no more than once annually). Upon request, DST shall provide Fund with a letter confirming the completion of the most recent business continuity test and provide Fund with a summary of the results of such test.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Governing Law; Jurisdiction. This Agreement shall be interpreted in accordance with and governed by the Law of the State of New York. The courts of the State of New York and the United States District Court for the Southern District of New York shall have exclusive jurisdiction to settle any Claim. Each Party submits to the exclusive jurisdiction of such courts and waives to the fullest extent permitted by Law all rights to a trial by jury.

Section 9.2 Subcontractors. Certain functionalities delivered as part of the Digital Solutions Services may require services from subcontractors or third party vendors. DST may, without further consent from Customer, engage an onshore or offshore subcontractor, third party vendor, or affiliate of DST to perform the Digital Solutions Services. For clarification, DST may subcontract any portion of the Digital Solutions Services to Affiliates of DST or to consultants, subcontractors and third party vendors, including, by way of example, software developers and/or cloud hosting service providers. DST may use subcontractors or third party vendors in connection with providing the Digital Solutions Services under this Agreement and applicable Service Exhibits provided, upon Customer’s request, DST shall provide a list summarizing such third parties that may be used by DST and aspects of the Digital Solutions Services that may be provided. The Digital Solutions Services performed by any such subcontractors shall be subject to the terms and conditions of the Agreement and the applicable Service Exhibit.

Section 9.3 Inspections. Upon at least 30 days’ written notice from Customer to DST (unless a shorter inspection period is requested by Government Authorities, in which case DST shall in good faith consider a reasonably shorter written notice period as requested by Customer), Customer through its staff or agents (other than any Person that is a competitor of DST) and Government Authorities with jurisdiction over the Customer (each a “Reviewer”) may conduct a reasonable, on-site review of the operational and technology infrastructure controls used by DST to provide the Services and meet DST’s confidentiality and information security obligations under this Agreement (a “Review”). Customer shall accommodate DST requests to reschedule any Review based on the availability of required resources. With respect to any Review, Customer shall:

(a)	Ensure that the Review is conducted in a manner that does not disrupt SS&C’s business operations.
(b)	Pay SS&C costs, including staff time at standard rates.
(c)	Comply, and ensure that Reviewers comply, with SS&C’s policies and procedures relating to physical, computer and network security, business continuity, safety and security.

(d)	Ensure that all Reviewers are bound by written confidentiality obligations substantially similar to, and no less protective than, those set forth in the Agreement (which Client shall provide to SS&C upon request).

(e)	Except for mandatory Reviews by Government Authorities, be limited to 1 Review per calendar year.

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Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

Section 9.3 Captions. Captions used herein are for convenience of reference only, and shall not be used in the construction or interpretation hereof.

Section 9.4 Counterparts. This Agreement may be executed in counterparts, all of which together shall be deemed one and the same Agreement.

Section 9.5 Parties’ Independent Contractors. The Parties to this Agreement are and shall remain independent contractors, and nothing herein shall be construed to create a partnership or joint venture between them, and none of them shall have the power of authority to bind or obligate the others in any manner not expressly set forth herein.

Section 9.6 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby unless either of the Parties shall, in its reasonable determination, conclude that it shall be materially prejudiced by such holding of invalidity, illegality or unenforceability, in which case such Party may terminate this Agreement by thirty (30) days written notice to the other.

Section 9.7 No Waiver. No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the Party claimed to have waived or consented. Any consent by any Party to, or waiver of, a breach by the other, whether express or implied, shall not constitute consent to, waiver of, or excuse for any other different or subsequent breach.

Section 9.8 Assignment. Neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by Fund, in whole or in part, whether directly or by operation of Law, without the prior written consent of DST. DST may assign or otherwise transfer this Agreement with written notice to Fund, which shall be provided as soon as reasonably practicable: (i) to a successor in the event of a change in control of DST, (ii) to an Affiliate or (iii) in connection with an assignment or other transfer of a material part of DST’s business. Any attempted delegation, transfer or assignment prohibited by this Agreement shall be null and void.

Section 9.9 Notices. All notices, requests or communications required hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery, if delivered personally against written receipt, (ii) three (3) days after posting by certified mail, postage prepaid, return receipt requested, (iii) upon confirmed receipt, if delivered by telecopier or (iv) the next day if delivered by a recognized overnight commercial courier, such as Federal Express or DHL, addressed in each instance to the Parties at the addresses set forth below (or at such other addresses as shall be given by either of the Parties to the other in accordance with this Section 9.9). The parties hereto shall also notify the following individuals with respect to matters pertaining to this Agreement:

DST Systems, Inc.

1055 Broadway

Kansas City, MO 64105

Attention: Legal Department

Customer:

Carlyle AlpInvest Private Markets Fund

One Vanderbilt Avenue, Suite 3400

New York, NY 10017

[Attn:]

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Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

Section 9.10 Entire Agreement. This Agreement and its Exhibits together constitute the complete understanding and agreement of the Parties with respect to the subject matter hereof, and supersede all prior communications with respect thereto. They may not be modified, amended or in any way altered, except in a writing signed by both Parties. No agent of any Party hereto is authorized to make any representation, promise or warranty inconsistent with the terms hereof.

IN WITNESS WHEREOF, the Parties hereto have set their hands by their authorized representatives as of the year and date first hereinabove indicated.

CARLYLE ALPINVEST PRIVATE MARKETS FUND		DST SYSTEMS, INC.

By:	/s/ Parker Hooper	By:	/s/ Nick Wright
Name:	Parker Hooper	Name:	Nick Wright
Title:	Treasurer	Title:	Authorized Signatory

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Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

List of Service Schedules

SCHEDULE NO. 1      DIGITAL INVESTOR

SCHEDULE NO. 2      VISION

SCHEDULE NO. 3      E-PRESENTMENT SERVICES

SCHEDULE NO. 4      COMPOSITION SERVICES

SCHEDULE NO. 5      FANMAIL

SCHEDULE NO. 6      INTERNET DEALER COMMISSIONS

Copyright DST Systems, Inc. 2021
Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

SCHEDULE NO.1

SERVICE EXHIBIT

For

DIGITAL INVESTOR PLATFORM SERVICES

1.	Services. Customer has requested, and DST will provide, Digital Investor Services as one of the Digital Solutions Services pursuant to the terms of the Master Agreement for DST Digital Solutions Services (the “Agreement”) between Customer and DST. The Services are further described in the Statement of Work for Digital Investor Platform Development (“SOW”), attached hereto. Any terms not defined in this Service Exhibit shall have the same meaning as the terms in the Agreement. This Service Exhibit expressly incorporates by reference and is subject to the Agreement. In the event of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Service Exhibit, the terms and conditions of this Service Exhibit will control such conflict with respect to the services provided hereunder

2.	Destruction on Termination. Upon termination or expiration of this Service Exhibit, DST will:

a.	Return any written, printed, or tangible materials supplied to DST by Customer in connection with the development of the enhanced web functionality for Customer that include Customer data.
b.	Alternatively, with the written consent of Customer, DST may securely destroy any of the foregoing embodying Customer data (or the reasonably non-recoverable data erasure of computerized data) and, upon request, certify such destruction in writing by an authorized officer of DST supervising the destruction.

DST may retain documents as is necessary to comply with its own document retention policies or as required by applicable law, or by a governmental or regulatory agency or body, in which case all such retained documents shall continue to be subject to the terms of this Service Exhibit.

3.	Definitions. For purposes of this Exhibit, the following additional definitions shall apply (in addition to all other defined terms in the Agreement):

●	“Customer Web Site” shall mean the collection of electronic documents or pages residing on the computer system of Customer (or an Internet Service Provider (“ISP”) hired by Customer) connected to the Internet and accessible through the World Wide Web, where User may view information about the Funds and link to Digital Investor.

●	“OOB Authentication” shall mean the User “out of band” (OOB) authentication process, utilized by Digital Investor, whereby User authentication information is collected and transmitted, and User logon credentials (user name and password) are created, changed and reset and access to Digital Investor account data is managed using a two factor authentication method.

●	“Shareholder” shall mean the record owner or authorized agent of the owner of shares of a Fund.

4.	Acceptance Process. In accordance with a mutually agreed upon project milestones and timeline, Customer and DST will review and/or test each phase of the services and each deliverable contemplated by this Service Exhibit requiring acceptance within the period set forth within the SOW attached hereto.

5.	Project Changes. During this Service Exhibit Customer may request changes in Services (hereinafter collectively “Changes”). Any Changes agreed to by DST will be in writing signed by a duly authorized representative of each party, and function as an addendum to and be incorporated as part of the Service Exhibit. Changes may result in an increase or decrease in the fees for a project and/or adjustment of the delivery date as mutually agreed to by the parties and may require adjustments to the SOW or a separate SOW altogether. As part of its approval, DST may condition any Change on an increase in the payments to be made for the Services and a new work schedule if DST believes in good faith that such Change necessitates a change in the work schedule and DST will incur additional costs to implement such Change.

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Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

6.	Deliverables. Customer acknowledges and agrees that it obtains no rights in or to any of the Deliverables other than as provided herein. Customer shall be entitled to use such Deliverables, as outlined in the SOW attached hereto, solely in conjunction with its use of the Services and shall not be used to connect Customer to any transfer agency system or any other person without DST”s prior written approval. Customer also agrees not to take any action which would mask, delete or otherwise alter any on-screen disclaimers of DST or its Affiliates (including electronic forms which Users are required to accept) and copyright, trademark and service mark notifications provided by DST or its Affiliates from time to time, or any “point and click” features relating to User acknowledgment and acceptance of such disclaimers and notifications.

7.	DST Responsibilities. The Services hereunder shall include:

Development Responsibilities.

DST shall perform the Services to configure and implement certain enhanced web functionality on Customer”s website. Implementation will include the functions described more fully in the attached SOW.

On-going Support Responsibilities.

DST will provide the following support and maintenance services:

i.	Maintaining the enhanced web infrastructure and associated disaster relief environments
ii.	Updates to the common enhanced web software as needed to maintain compatibility with API”s
iii.	Updates required by changes that DST chooses to make to the core enhanced web platform or hardware infrastructure that were not requested by Customer
iv.	Access to the DST help desk and other online support as required and above the DST support layer
v.	Ongoing research and development of new features, functions, and interfaces
vi.	Update as needed to maintain functionality with most recent browser updates as defined by the DST browser compatibility schedule
vii.	Updates as required to the Digital Investor main and disaster recovery environments
viii.	In connection with OOB Authentication:
a.	maintain User security profile information;
b.	receive and route User login requests to an authentication risk engine for evaluation, issuing challenge responses when risk factors are identified in login attempt;
c.	generate random authentication codes to be sent via Users” registered contact methods, and require User to successfully enter valid authentication codes to gain access;
d.	during instances of time to time downtime for planned maintenance or unavailability of the authentication risk engine, continue authentication by issuing challenges to all Users attempting logins until the maintenance window or unavailability of the authentication risk engine has concluded.

8.	Customer Responsibilities. In addition to performing all customer responsibilities as set forth in the Agreement and this Service Exhibit, Customer shall be responsible for providing timely feedback, testing and approvals to DST in connection with the foregoing Services and shall provide DST with such other written instructions as DST may request from time to time relating to the performance of DST”s obligations hereunder.

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Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

9.	Fees. The fees payable to DST by Customer for the Services under this Service Exhibit are set forth on the Fee Schedule attached to this Service Exhibit.

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Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

SERVICE EXHIBIT - FEE SCHEDULE

DIGITAL INVESTOR PLATFORM AND
ON-GOING SUPPORT AND MAINTENANCE SERVICES

I.	Digital Investor Platform Ongoing Support & Maintenance

Tier	Annual Fee
Up to 1,000 Users	$15,600
User Fees 1,001 - 3,000	$11.00 per additional user
User Fees 3,000 – 5,000	$9.00 per additional user

Note: The fees referenced in Section I are for the Digital Investor Platform. These fees do not reflect and are not inclusive of the underlying FAN, API or other charges that will be agreed upon between Customer and DST as part of the overall DST agreement.

Copyright DST Systems, Inc. 2021
Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

STATEMENT OF WORK
between
Carlyle AlpInvest Private Markets Fund
and
DST Systems, Inc.

Digital Investor Platform Development

This Statement of Work (“SOW”) shall be incorporated into and governed by the terms and conditions of the Master Agreement for DST Digital Solutions Services between Carlyle AlpInvest Private Markets Fund (“Customer”) and DST Systems, Inc. (“DST”) (the “Agreement”) and the Service Exhibit for Digital Investor Platform Services. Phrases defined in the Agreement or the Service Exhibit for Digital Investor Platform Services and used in this SOW have the same meaning when used here as they do when used in the Agreement or the Service Exhibit for Digital Investor Platform Services. In the event of any conflict between the terms and conditions of this SOW and the Agreement or Service Exhibit for Digital Investor, the terms and conditions of this SOW shall govern.

1.	Development Services

Digital Investor Platform Development Services will be based upon the elements mutually agreed to between Customer and DST, as set forth in the Initial Professional Service Schedule – Digital Investor Pages, and product specification documents. To assist with the development of the Digital Investor Platform, DST will be using standard components, functions, and business rules of Digital Investor Platform as a baseline for requirements and development. In some cases, excluding and/or removing functionality from the Digital Investor Platform standard components may be detrimental to the project from a cost or timeline perspective. As these functions are identified, they will be disclosed to Customer to determine whether the given functions should be included or excluded from scope with any impact to timeline or fee schedule.

Scope of Professional Services

Digital Investor Platform Professional Services are provided by DST and consists of implementation, configuration, consulting and other programming-related services (collectively “Professional Services”), as further described below, in connection with Customer’s use of the Digital Investor Web Site, FAN, and other DST products or systems.

The new Digital Investor screens and workflows will be compatible with existing DST FAN API services for access to recordkeeping system data and processes. Professional Services will allow the screens to be built to current design, coding and mobile accessibility standards, and to provide an enhanced end-user experience.

Customer’s Digital Investor web site will include all of the features and functionality listed in the Initial Professional Services Schedule, including the custom options listed. Wording and content changes on the site will be accommodated as reasonably requested by Customer in accordance with the platform requirements. For non-custom functions listed, Professional Services will develop the site per the production specifications for the Digital Investor Platform, incorporating Customer’s options, and styling and branding information.

DST and Customer may at any time agree to additions, deletions or modifications to Customer’s web site design via a Change Order.

Customer will be provided with an intake form to provide styling and branding information, such as high resolution logos, preferred fonts, colors, as well as disclaimer text, footer links, and other styling and customization data. Customer agrees to return the completed intake form within five (5) business days unless otherwise arranged.

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Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

Custom Options: For Landing Page and Asset Allocation, Professional Services will leverage industry practices and recommended Digital Investor screens and workflows. Estimates in the Fee Schedule attached hereto are based upon these industry practices, screens and workflows. This estimate includes one working design session plus a final review. Customer will give consideration to the Digital Investor recommended workflows and process as a solution for these requirements. Any material changes to the workflows or process will be discussed as part of these working sessions and will be mutually agreed upon by both Customer and Professional Services; Professional Services will assess any possible impact to project timeline and costs. Any changes to these workflows will follow the project change control process.

Professional Services will perform testing of Customer’s platform to determine its (i) conformity with the standards of certain frequently used browsers; and (ii) mobile devices, in accordance with standard practices. Please note that responsive design is an approach to web design aimed at providing an optimal viewing experience across a very wide range of devices. Some functionality may contain data elements or screen structures (tables) that are not optimal for smaller screen sizes. These features will be functional but are optimized to the extent possible given the restrictions of the screen.

Change control for Professional Services will be governed by an industry standard change management process. In general, any revised and/or new workflows will be mutually agreed upon by Customer and Professional Services.

User Acceptance Testing. User Acceptance Testing (“UAT”) will be completed by Customer. DST agrees to provide resource allocations if necessary that are adequate to complete first round and second round (defect remediation testing) of testing per the project schedule.

Bug Tracking: Professional Services employs industry standard web-based bug tracking tools, project management, and workflow management (change control, release management). Customer as well as the UAT team will employ the bug tracking tool to report defects, request changes, and other project-related workflows.

The screens, workflows, and functions to be included in Digital Investor Platform- Initial Professional Services for Customer’s secure account access site are outlined in the Initial Professional Services Schedule.

2.	Advanced Bank Account Verification

If requested by Customer, DST will make available an advanced bank account validation service to replace the paper forms and related medallion guarantees in use currently. The advanced bank account validation service will be provided by a third party vendor in conjunction with the Digital Investor Platform. The bank account validation functionality will allow Users to verify a new bank account by providing a certain account information or credentials from their bank. DST will transmit such inquiry to vendor to evaluate User’s bank information. The terms of use associated with advanced bank account validation services will be incorporated in a separate service exhibit. In order to receive the advanced bank account verification service, Customer acknowledges and agrees that Customer and Users must agree to comply with the contract terms and conditions required by the vendor. For the avoidance of doubt, DST and the vendor are each independent entities and not employees, agents, partners, joint venturers or legal representatives of the other. DST disclaims all liability for the performance of the vendor’s services and will not be liable with respect to any claims for losses, damages, costs or expenses which may result directly or indirectly from vendor’s delivery of the advanced bank validation services in connection with the Digital Investor Platform.

3.	MFA Authentication

DST will make available a digital User identity and access management service to authenticate Users in connection with additional services. Subject to the terms of Schedule II, DST together with a third party service provider will implement MFA Authentication security features enabling Users to enter contact information into a User security profile and establish a multi-factor authentication method for access to account data, subject to terms set forth in Attachment A. Development of MFA Authentication will enable Users to configure or update MFA security profiles, including preferred method for MFA notifications, whereby a temporary one-time authentication code is sent to the User via SMS text message or email, which the User then enters into the application.

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Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

4.	Browser Support

DST will perform testing of Customer’s website to determine its (i) conformity with the standards of certain frequently used browsers; at the start of the project and then annually, if on-going support services are elected by Customer1; and (ii) its functionality on certain mobile devices. Such testing will be performed in accordance with DST’’s E-Business Solutions Graded Browser Support standards.

5.	Web Analytics

If selected by Customer, the Web Analytics solution will employ a web-based analytics tracking tool on the platform. Web Analytics solution applies automated technology to generate reports on certain User behavior and interaction within the Digital Investor site at a demographic level. In addition to the rights and restrictions set forth in the Agreement and this SOW, with respect to the Web Analytics functionality of Digital Investor and collection of related data, Customer’s use of Web Analytics services may depend upon compliance with terms and conditions for integrated third party Web Analytics applications. Such third party terms and conditions may require, without limitation: i) incorporation of third party application privacy terms by reference into the privacy policy made available to Users on Customer’s Digital Investor web site; ii) provision by Customer to its Users of any legally required notice, or collection by Customer of any legally required User consent, for such data collection or use; and iii) Customer’s presentation of an opportunity to each User to opt out of the collection or use of data in connection with the Web Analytics services; in each case in compliance with applicable laws, to allow DST or applicable third party to collect and use such data in connection with providing Web Analytics services to Customer.

The Services included represent DST’s standard offering and do not include customization. If Customer requests changes to the Services then the parties agree to enter into a separate SOW and such Services may affect the established project timeline and fees in this SOW.

Fees. The fees payable to DST by Customer for the Services under this Statement of Work are set forth on the Statement of Work Fee Schedule attached hereto. Fees will be invoiced based upon mutually agreed project milestones. DST and Customer will work together to ensure that the estimated fee is not exceeded without prior consent. DST will notify Customer if DST believes that the estimated fee will be exceeded.

Copyright DST Systems, Inc. 2021
Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

STATEMENT OF WORK – INITIAL PROFESSIONAL SERVICES SCHEDULE

DIGITAL INVESTOR PAGES

The following screens, workflows and functions are included in the Digital Investor Platform initial build:

Digital Investor Implementation

The following represents the recommended features for a Digital Investor implementation. These take into account the existing features offered to existing shareholders while also adding new features to the platform. The pricing listed takes into account scope and tasks necessary to include these features or remove them from the build.

Standard Digital Investor Features

●	Responsive Design
●	Improved Error Handling and Messaging
●	Improved Information Display & Workflows
●	Customization of Firm Logo and Color Palette

Secure Account Access

●	Register New User
●	Secure Login
●	Risk-Based Multifactor Authentication
●	Retrieve User ID
●	Reset Password

Multi-Factor Advanced Authentication

The advanced authentication framework using out of band authentication via SMS or e-mail validation codes is built into Digital Investor. The following activity-based fees will apply and will be charged on a monthly basis:

Challenge attempts are triggered when a user accesses the site from an unknown device or via an out of character behavior pattern. This challenge triggers a SMS or e-mail validation code to be sent to the user in order to validate identity and continue the login process.

Account Inquiry

●	Display Portfolio Summary
●	Enhanced Portfolio Display (Hide Zero Balance Accounts, Set Portfolio Sort Order)
●	View Transaction History with Filtering
●	View Statements/Tax Forms/Confirmations-

This is only for the display of links to the appropriate PDF documents based on the data received from an output provider. Additional document types such as Inserts may require additional cost. A separate agreement is required for document composition, indexing, and related storage. If an output provider other than SS&C is used, additional integration charges may apply.

●	Consent for eDelivery - View/Add/Update (If an output provider other than SS&C is used, additional integration
●	Account Nicknames & Icons

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Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

Cost Basis

●	View Cost Basis Activity (Unrealized & Realized Gain/Loss)
●	Update Cost Basis Method
o	Apply a single cost basis method to all investments
o	Apply cost basis election to each investment

Account Maintenance

●	Change Username
●	Change Password
●	Multifactor Authentication
●	Contact Information
o	Address of Registration – View/Change
o	Telephone Number – View/Add/Change
o	Email Address- View/Add/Change

●	Distribution Options - View/Change

Web Accessibility

The Digital Investor website implementation will include testing utilizing a web accessibility testing tool to measure against WCAG (Web Content Accessibility Guidelines) 2.0 Level AA.

Messaging Framework

●	Informational Message (Pre-Authentication)
o	Index Page Only

Additional Options

●	Courtesy E-mails:
●	Operator Access
●	View Dealer Information

Copyright DST Systems, Inc. 2021
Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

STATEMENT OF WORK
FEE SCHEDULE

I.	Project Implementation[2]

One Time Implementation Fee – Web Only
Digital Investor Web Only	$14,000
-View
-Transactional Processing
-New Account Set up
Total	$14,000

Any changes to the services under this Statement of Work requested by Customer must be submitted to DST in writing detailing the specific change(s) requested. In connection with any such requested change, DST and Customer shall confer, diligently and in good faith, and agree upon such changes and any additional fees applicable thereto.

Any enhancements or changes to workflow or features may affect timelines, scope and fees.

2 Fee shown is an estimate based on known requirements. Any material changes to the scope of the services under this Statement of Work may impact the foregoing fee.

Copyright DST Systems, Inc. 2021
Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

ATTACHMENT A

Terms and Conditions

Multi-Factor Authentication Services

Multi-Factor Authentication Services. DST will provide SS&C Multi-Factor Authentication (“MFA”) as one of the services provided to Customer pursuant to the terms of the Master Agreement for DST Digital Solutions Services (the “Agreement”) between Customer and DST. Any terms not defined in these Terms and Conditions shall have the same meaning as the terms in the Agreement. In the event of any conflict between the terms and conditions of the Agreement and these Terms and Conditions, the provisions of these Terms and Conditions will control such conflict with respect to the services provided hereunder.

1.  Customers’ Services Subscription. DST grants Customer a limited, revocable, non-exclusive, nontransferable right to use certain services of ThreatMetrix, Inc. (“ThreatMetrix”) (the “ThreatMetrix Services”), and any other materials or intellectual property DST provides to Customer in connection with the ThreatMetrix Services (the “ThreatMetrix Materials”), solely for Customer’s own internal business purposes, namely: (i) identity verification; (ii) mitigation of financial and business risk; (iii) detection, investigation, assessment, monitoring and prevention of fraud and other crime; and/or (iv) compliance with anti-money laundering (AML), counter-terrorism financing (CTF), anti-bribery and corruption (ABC) and similar laws, after implementation and configuration of Customer’s website, and subject to the terms and conditions of this agreement. Customer shall not: (i) interfere with or disrupt the integrity or performance of the ThreatMetrix Services or the ThreatMetrix Services Data contained therein; or (ii) attempt to gain unauthorized access to the ThreatMetrix Services or their related systems or networks. “ThreatMetrix Services Data” shall include the following: any technology embodied or implemented in the ThreatMetrix Services or ThreatMetrix Materials; any computer code provided by ThreatMetrix for Customer’s website or computer network; any hosting environment made accessible by Customer for purposes of obtaining the ThreatMetrix Services; any suggestions, ideas, enhancement requests, or feedback related to the ThreatMetrix Services; any user device data, Internet Protocol (IP) addresses, anonymous device information, machine learning data, user data persistent in the ThreatMetrix network, device reports, or transaction histories; and any corollaries, associations, and ThreatMetrix conclusions pertaining to or arising out of any of the foregoing. Customer will provide ThreatMetrix Services Data to ThreatMetrix as may be necessary for ThreatMetrix to provide to Customer the ThreatMetrix Services. Customer will take such actions as may be legally and technically necessary to allow ThreatMetrix to collect ThreatMetrix Services Data Customer decides to receive in connection with the ThreatMetrix Services.

2.  Legal Compliance. Customer will use, and Customer will require that Customer’s customers use, the ThreatMetrix Services in compliance with applicable law including, without limitation, those laws related to data privacy, international communications, and the transmission of technical or personal data. Without limiting the generality of the foregoing, Customer will be responsible for any notifications or approvals required from Customer’s customers or, if applicable, clients of Customer’s customers, arising out of any use of the ThreatMetrix Services including, without limitation, those relating to any computer code deposited on any device and any information secured from such customers or clients (or their respective devices). Customer also will be responsible for compliance with laws and regulations in all applicable jurisdictions concerning the data of Customer’s customers or clients of Customer’s customers.

3.  Ownership. As against Customer, ThreatMetrix (and its licensors, where applicable) owns all right, title and interest, including all related intellectual property rights, in and to the ThreatMetrix Services and ThreatMetrix Materials, any software delivered to Customer, any hosting environment made accessible by Customer, any technology embodied or implemented in the ThreatMetrix Services and ThreatMetrix Materials, any computer code provided by ThreatMetrix for Customer’s particular website and computer network, and any ThreatMetrix Services Data. The ThreatMetrix name, the ThreatMetrix logo, and the product names associated with the ThreatMetrix Services are trademarks of ThreatMetrix or third parties, and no right or license is granted to use them. All rights not expressly granted to DST are reserved by ThreatMetrix and its licensors, and Customer shall have no rights which arise by implication or estoppel.

Copyright DST Systems, Inc. 2021
Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

4.  Limitations. The ThreatMetrix Services analyze the activities and other attributes of devices used in transactions, and provide information, including device reports generated by the ThreatMetrix Services (“Device Reports”), based on the data analyzed and the policies Customer defines. The ThreatMetrix Services provide information as to whether a device contains attributes which correlate to a device(s) used in a fraudulent transaction, but do not determine the eligibility of any individual for credit. Customer acknowledges and agrees that ThreatMetrix does not intend that the Device Reports, or any ThreatMetrix Materials, be considered consumer reports subject to the federal Fair Credit Reporting Act (“FCRA”). Customer represents that it will not use the Device Reports (or any other data provided by ThreatMetrix) for making credit eligibility decisions or for any other impermissible purpose listed in Section 604 of the FCRA (15 U.S.C. §1681b). In addition, Customer shall not, and shall not permit any representative or third party to: (a) copy all or any portion of any ThreatMetrix Materials; (b) decompile, disassemble or otherwise reverse engineer (except to the extent expressly permitted by applicable law, notwithstanding a contractual obligation to the contrary) the ThreatMetrix Services or ThreatMetrix Materials, or any portion thereof, or determine or attempt to determine any source code, algorithms, methods, or techniques used or embodied in the ThreatMetrix Services or any ThreatMetrix Materials or any portion thereof; (c) modify, translate, or otherwise create any derivative works based upon the ThreatMetrix Services or ThreatMetrix Materials; (d) distribute, disclose, market, rent, lease, assign, sublicense, pledge, or otherwise transfer the ThreatMetrix Services or ThreatMetrix Materials, in whole or in part, to any third party; or (e) remove or alter any copyright, trademark, or other proprietary notices, legends, symbols, or labels appearing on the ThreatMetrix Services or in any ThreatMetrix Materials.

5.  Indemnification. Customer shall indemnify and hold harmless ThreatMetrix and its licensors, and each of their respective officers, directors, employees, attorneys and agents from and against any and all claims, costs, damages, losses, liabilities and expenses (including attorneys’ fees and costs) arising out of or in connection with: (i) any claim alleging that use of any information or data provided by Customer, any of Customer’s customers, or any individual or entity whose information Customer has indicated should be used in connection with the ThreatMetrix Services, infringes the rights of, or has caused harm to, a third party; (ii) any refusal to process any action requested by a user of a device based on Customer’s use of any Device Reports provided to Customer by the ThreatMetrix Services or Customer’s use of the ThreatMetrix Services; or (iii) Customer’s failure to provide data to ThreatMetrix in the format prescribed by ThreatMetrix.

6.  Limitation of Liability. THE THREATMETRIX SERVICES INCLUDING, WITHOUT LIMITATION, THE DEVICE REPORTS, AND ANY OTHER SERVICES, ARE PROVIDED AS IS. THREATMETRIX HEREBY DISCLAIMS ALL OTHER REPRESENTATIONS, WARRANTIES, OR CONDITIONS OF ANY KIND, WHETHER EXPRESS, IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW), OR STATUTORY, WITH RESPECT TO THE THREATMETRIX SERVICES AND THREATMETRIX MATERIALS INCLUDING, WITHOUT LIMITATION, ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT, AND ALL WARRANTIES THAT MAY ARISE FROM A COURSE OF DEALING, COURSE OF PERFORMANCE, OR TRADE PRACTICE. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL THREATMETRIX’S AGGREGATE LIABILITY FOR ANY CLAIM OR COMBINATION OF CLAIMS EXCEED ONE HUNDRED UNITED STATES DOLLARS ($100). IN NO EVENT SHALL THREATMETRIX AND/OR ITS LICENSORS BE LIABLE TO ANYONE FOR ANY INDIRECT, PUNITIVE, SPECIAL, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL OR OTHER DAMAGES OF ANY TYPE OR KIND (INCLUDING, BUT NOT LIMITED TO, LOSS OF DATA, REVENUE, PROFITS, USE OR OTHER ECONOMIC ADVANTAGE) ARISING OUT OF, OR IN ANY WAY CONNECTED WITH THE SERVICES, THREATMETRIX MATERIALS, OR SUPPORT SERVICES INCLUDING, BUT NOT LIMITED TO, THE USE OR INABILITY TO USE THE SERVICES, THREATMETRIX MATERIALS, OR SUPPORT SERVICES, ANY INTERRUPTION, INACCURACY, ERROR OR OMISSION, REGARDLESS OF CAUSE, EVEN IF THREATMETRIX HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Copyright DST Systems, Inc. 2021
Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

7.  Third-Party Rights. This agreement confers rights and remedies upon ThreatMetrix. The parties may not modify or terminate this agreement without the prior written consent of ThreatMetrix.

8.  Customer Acknowledgements. Customer acknowledges and agrees that DST has engaged ThreatMetrix, Inc. as a third party vendor to provide some or all of the services hereunder and that DST disclaims all liability for the performance of the vendor’s services and will not be liable with respect to any claims for losses, damages, costs or expenses which may result directly or indirectly from such vendor’s delivery of the services hereunder.

SCHEDULE NO. 2

SERVICE EXHIBIT

VISION SERVICES

1.	Vision Services. Customer has requested, and DST will provide, Vision Services as one of the Digital Solutions Services pursuant to the terms of the Master Agreement for DST Digital Solutions Services (the “Agreement”) between Customer and DST. The Vision Services (the “Vision Services”) consist of the services provided by DST utilizing FAN®, the Vision Web Site, the Distribution Support Services Web Site, the Internet, and other systems provided by DST and telecommunications carriers, whereby Users may view account information related to a Customer’s Financial Products or submit Transaction requests directly to the Financial Product’s transfer agent via the Internet, as described further in this Service Exhibit.

2.	Definitions. For purposes of this Exhibit, the following additional definitions shall apply (in addition to all other defined terms in the Agreement):

●	“Customer Web Site” shall mean the collection of electronic documents or pages residing on the computer system of Customer (or an Internet Service Provider (“ISP”) hired by Customer) connected to the Internet and accessible through the World Wide Web, where Users may view information about the Financial Products and access the various Transaction screens made available through Vision Services.

●	“Distribution Support Services Web Site” shall mean the collection of electronic documents or pages residing on the DST controlled World Wide Web address (currently, https://www.dstdss.com), linked to the Internet and accessible through the World Wide Web, which Customer may access to view information about Users and approve/deny access requests by Users.

●	“Financial Products” shall mean mutual funds, or real estate investment trusts or limited partnerships or other similar financial products, and “Financial Product Units” or “Units” shall mean the shares or units of a Financial Product held by a record owner.

●	“Transactions” shall mean new account establishment, account inquiries, purchases, redemptions through Automated Clearing House, fed wire, or check to the address of record for the Financial Product account, exchanges, maintenance and other transactions offered from time to time through Vision Services.

●	“Unit Holder” shall mean the record owner of Financial Product Units.

●	“User(s)” shall mean the authorized agents, selling agents and other intermediaries (i.e., broker/dealers, registered investment advisors or registered representatives) acting on behalf of record owners of Units of a Financial Product whom Customer has authorized to use Vision Services.

Copyright DST Systems, Inc. 2021
Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

●	“Vision Web Site” shall mean the collection of electronic documents or pages residing on the DST controlled World Wide Web address (currently https://www.dstvision.com), linked to the Internet and accessible through the World Wide Web, which Users may access to view account information or to request Transactions on behalf of the record owners for whom they are acting.

●	“Vision Implementation Procedures” shall mean the optional features and functions of Vision Services which are selected by Customer, and the processes needed to activate these functions, for the various components of Vision Services, a copy of which has been provided to Customer.

3.	DST Responsibilities. In connection with its performance of Vision Services, DST shall:

(a)	receive Transaction requests electronically transmitted by Users to the Vision Web Site via the Internet and route Transaction requests through FAN to Customer’s transfer agency system;

(b)	deliver to Customer a Vision Implementation Procedures instruction form;

(c)	provide all computers, telecommunications connectivity and equipment reasonably necessary at its facilities to operate FAN, the Vision Web Site and the Distribution Support Services Web Site;

(d)	deliver a monthly billing report to Customer, which shall include a report of Transactions, by type, processed through Vision Services;

(e)	provide Multifactor Authentication, subject to the terms set forth in Attachment A to the Digital Investor Service Exhibit

(f)	perform all other DST obligations as set forth in the Agreement.

4.	Customer Responsibilities. In connection with its use of Vision Services, Customer shall:

(a)	provide the Vision Implementation Procedures to DST for each Financial Product in writing on forms provided by DST and update the Digital Solutions Options in writing as required by Customer from time to time (Vision is offered in a generic format with limited Financial Product customization, as described in the Vision Implementation Procedures);

(b)	provide DST with such other written instructions as it may request from time to time relating to the performance of DST’s obligations hereunder; and

(c)	perform all other Customer obligations as set forth in the Agreement.

As a condition of a User’s access to the Vision Services, Customer acknowledges that each User must comply with all User Enrollment and Authorization Procedures described in the Authentication Procedures Section of this Vision Exhibit.

If Customer chooses to allow Users to use the Vision Services via Customer’s Web Site, Customer shall also:

(d)	provide all computers, telecommunications equipment and other equipment and software reasonably necessary to develop and maintain the Customer Web Site; and

(e)	design and develop the Customer Web Site functionality necessary to facilitate and maintain the hypertext links to the Vision Web Site and the various related web pages and otherwise make the Customer Web Site available to Users.

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Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

5.	Customer Controlled Marketing Content. Through the Vision Web Site, DST provides Customer the ability to post content (plain text or HTML) including hypertext links to other Web sites, that is displayed and viewable to all Users authorized by Customer. The use of this feature of Vision Services is optional, at the discretion of Customer, and subject to the following terms and conditions:

(a)	Customer is solely responsible for any and all content and hypertext links displayed in the Customer-Controlled Content Areas of the Vision Web Site.

(b)	Customer is solely responsible for compliance with all legal and regulatory requirements which may apply to content and hypertext links in the Customer-Controlled Content Areas of the Vision Web Site, including, but not limited to copyright, trade secret and intellectual property laws and federal and state securities laws which may apply to the promotion of mutual fund products and securities or other Financial Products, as applicable, electronically and over the Internet.

(c)	DST reserves the right, but has no duty, to electronically monitor the Customer-Controlled Content Areas of the Vision Web Site for adherence to the terms of this Agreement and may disclose any and all data and information posted to the Customer-Controlled Content Areas of the Vision Web Site to the extent necessary to protect the rights or property of DST, its affiliates or licensees, or to satisfy any law, regulation or authorized governmental request.

(d)	DST reserves the right, but has no duty, to prohibit conduct, promotional material, hypertext links to certain sites, comments, responses or any communication, data, information or content posted to the Customer-Controlled Content Areas of the Vision Web Site which it deems, in its sole discretion, to be harmful to DST, its customers or any other person or entity.

(e)	Customer acknowledges that DST cannot ensure editing or removal of any inappropriate, questionable or illegal content posted to the Customer-Controlled Content Areas of the Vision Web Site or to any site on the Internet accessed from a hypertext link at the Customer-Controlled Content Areas of the Vision Web Site. Accordingly, Customer agrees that DST has no liability for any action or inaction with respect to content or hypertext links posted to or deleted from the Customer-Controlled Content Areas of the Vision Web Site and Customer shall indemnify and hold DST harmless from and against any and all costs, damages and expenses (including attorney’s fees) arising out of the posting of content or hypertext links at the Customer-Controlled Content Areas of the Vision Web Site.

6.	Change in Designated Financial Products. Upon ten (10) business days prior notice to DST, Customer may change the Financial Products designated to participate in Vision Services by delivering to DST, in writing, a revised list of participating Financial Products.

7.	Indemnity for Actions of Users. Customer acknowledges that the use of Vision by Users to conduct Transactions on behalf of Unit Holders presents risks arising from the actions of such Users. Accordingly, Customer hereby indemnifies and holds DST harmless from, and shall defend it against any and all claims, demands, costs, expenses and other liabilities, including reasonable attorneys’ fees, arising out of financial or other consequences of Transactions conducted by Users, or out of disputes as to the authority of Users to conduct Transactions.

8.	Fees. The fees payable to DST by Customer for Vision Services are set forth on the Fee Schedule attached to this Service Exhibit.

Copyright DST Systems, Inc. 2021
Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

VISION

FEE SCHEDULE

Unless specifically indicated otherwise, all fees, charges and discounts will be applied separately to each individual affiliate of Customer that has been assigned a unique management code.

ID Charges

Number of ID Breakpoints	ID Charge Breakpoints
1 - 500	$3.25 per month/per ID for each of the first 500 IDs
501 - 1,000	$3.00 per month/per ID for each of the next 500 IDs
1,001 - 2,000	$2.75 per month/per ID for each of the next 1,000 IDs
2,001 - 3,450	$2.50 per month/per ID for each of the next 1,450 IDs
3,451 - +	No charge for each additional ID over 3,450

In accordance with the schedule above, ID Charges for each affiliate of Customer cannot exceed a monthly maximum of $9,500.

Inquiry Charges

Initial Set-up Fee	None
Per View Charge[1]
Standard	$0.05
Reduced	$0.025

Statement Charges (optional)

Individual Statement Retrieval Charge	$0.05 per statement
Batch Statement Load Charge[2]	$0.03 per image
Monthly Statement Interface Support Charge[3]	$1,300

The Statement Retrieval Charges do not cover any charges or expenses Customer may incur from its statement vendor.

Data Extract Charges2

Advisor Requests	$0.12 per file
Non-Advisor Requests	$6.00 per file

Email Alert Charges

Per email charge	$0.05

[1]	The Standard Per View Charge is currently assessed when an information request retrieves data from individual system-level tables to return a response. DST may, from time to time, determine that certain information requests that retrieve data from a consolidated table to return a response are eligible for the Reduced Per View Charge. Although the foregoing represents the approach DST has historically taken with respect to Per View Charges, DST reserves the right at any time to change the components and/or structure of the Per View Charge. If applicable, Vision Charges do not include any charges or expenses Customer may incur separately from DST for Chorus BPM transactions or images offered through Vision.
[2]	The Batch Statement Load charge and the Data Extract charge will only be assessed at the time the statements are provided to Vision by the statement vendor or at the time data files are retrieved by Vision, as applicable, not at the time of viewing or downloading.
[3]	If Customer uses DST Systems, Inc. or a subsidiary of DST Systems, Inc. as its electronic statement vendor, the Monthly Statement Interface Support Charge will be waived.

Copyright DST Systems, Inc. 2021
Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

Transaction Processing Charges (optional)

Initial Set-up Fee	None
Purchase, Redemption, Exchange, Maintenance	$0.10 per transaction
NSCC Reject Processing	$0.10 per reject
Workflow Response	$0.10 per transaction
New Account Establishment (each new account transaction[4] $0.35 per transaction may contain one or more new accounts)[4]
New Account Web Service Image Delivery	$0.65 per image
Monthly Minimum[5]	greater of $500 or actual usage

Dealer/Branch/Rep Updates (optional)
Flat Fee6

SalesConnect Customers (Rep level)	Waived
SalesConnect Customers (Branch level)
and Non-SalesConnect Customers

Number of Accounts	Flat Fee Charge
0 – 25,000	$0 per month
25,001 – 100,000	$250.00 per month
100,001 – 500,000	$500.00 per month
500,001 – 1,000,000	$1,000.00 per month
1,000,001 - +	$2,000.00 per month

Per Update

SalesConnect Customers (Rep level)	Waived
SalesConnect Customers (Branch level)
and Non-SalesConnect Customers	$0.10 per transaction

DST will combine accounts for all affiliates of Customer for purposes of determining the applicable Flat Fee for Customer’s affiliated corporate complex. It is Customer’s responsibility to notify DST in writing of qualifying company affiliations. Customer’s number of accounts will be reviewed every January 1 for purposes of determining the monthly Flat Fee charges for that year.

Vision - Out-of-Band Multi-Factor Authentication (“MFA”) Services

Description	Monthly Schedule	Annualized
Below 1000 IDs	$125	$1,500
1000-3450 IDs	$208	$2,500
3451 IDs and above	$583	$7,000
High tier	$958	$11,500

Note: Fees for MFA Services are subject to change on an annual basis, and are excluded from Fees subject to the Platinum/Gold Discount described below. Customers with no IDs at the beginning of the Initial Exhibit Term shall remain in the $125/month tier until the first anniversary of such Initial Exhibit Term, and then will be subject to review thereafter based upon the number of active IDs.

[4]	For clarity, regardless of whether Customer has elected to allow the Financial Products to participate in DST Prime for New Account Establishment and New Account Web Service Image Delivery (DST Prime is a service offered through DST Brokerage Solutions, LLC (“DST BS”) to brokers and other intermediaries and requires an agreement between the broker and DST BS and payment by the broker to DST BS), the Vision charges specified above will apply to all New Account Establishment and New Account Web Service Image Delivery transactions.
[5]	NSCC Reject Processing and Workflow Response shall not be considered when calculating the Monthly Minimum charge for Transaction Processing.

Copyright DST Systems, Inc. 2021
Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

Volume Discounts

Discount Schedule (monthly)6

$7,500 - $15,000	20%
$15,001 - $30,000	25%
$30,001 - $45,000	30%
$45,001 - +	35%

The percentage discount is applied incrementally to the dollars associated with each breakpoint.

Platinum/Gold Discount

An additional discount shall be applied to the net Fees (i.e., after Volume Discounts) paid by Customer for DST’s Vision Services if Customer is utilizing DST’s Basic FAN Mail Services pursuant to the applicable Master Agreement for DST FAN Mail Services, as follows:

At the beginning of the next calendar year following the first calendar year in which Customer has received Basic FAN Mail Services pursuant to the Service Exhibit to the Master Agreement for DST FAN Mail Services, and at the beginning of each calendar year thereafter, DST shall review the average combined annual usage fees actually paid by Customer for Basic FAN Mail Services and Vision Services for the previous calendar year. Customer shall receive the following discounts on Vision Services fees for the then current calendar year, in the event the total annual combined usage fees paid by Customer for Basic FAN Mail Services and Vision Services equal or exceed at least:

Gold Level

Qualification:	$180,000.00 annually, but less than $300,000.00.

Discount:	The discount for each billing cycle equals 2 1/2% of Vision usage fees billed for such cycle.

Platinum Level

Qualification:	$300,000.00 annually, but less than $2,000,000.00.

Discount:	The discount for each billing cycle equals 5% of Vision usage fees billed for such cycle.

Platinum Plus Level

Qualification:	$2,000,000.00 annually.

Discount:	The discount for each billing cycle equals 10% of Vision usage fees billed for such cycle.

DST will combine qualified usage fees for all affiliates of Customer for purposes of determining the applicable discount for Customer’s affiliated corporate complex. It is Customer’s responsibility to notify DST in writing of qualifying company affiliations. DST will not combine an affiliate’s usage fees with Customer’s unless and until Customer has so notified DST. No retroactive adjustments to the Gold and Platinum discounts will be made based on previously undisclosed company affiliations. If Customer qualifies, the discount will be shown on each invoice issued to Customer.

[6]	ID Charges, Monthly Statement Interface Support Charges and Dealer/Branch/Rep Updates Flat Fee are not included in Volume Discount calculations.

Copyright DST Systems, Inc. 2021
Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

VISION

Authentication Procedures

1.a.	ID/Password Requirements - Users

Authentication of a User in Vision is based on the Vision Operator ID and Password.

Required - The Vision Operator ID, assigned by DST, shall have access authorization as determined by Customer. This may include the following access levels, at Customer’s option, the contents of which shall be determined by Customer:

Unrestricted Access - This allows the User to view any account information for all of Customer’s Financial Products.

Dealer Level Access - This allows the User to view any account information with the authorized dealer number.

Dealer/Branch Level Access - This allows the User to view any account information with the authorized dealer and branch combination.

Dealer/Representative Level Access - This allows the User to view any account information with the authorized dealer and representative combination.

Tax ID Level Access -This allows the User to view any account with the authorized Social Security Number and/or TIN of the Unit Holder.

Trust/TPA Access – This allows the User to view any account with the authorized trust company or Third Party Administrator number assigned to the underlying account/contract.

Required - Password is used in conjunction with Vision Operator ID to access the Vision Web Site, which consequently provides access to any Financial Product account information that has been previously authorized by Customer. Vision does not use a personal identification number (PIN).

1.b.	ID/Password Requirements – Customer point of contact

Authentication of a Customer point of contact in the Distribution Support Services Web Site is based on an Operator ID and Password.

Required - The Operator ID, chosen by Customer, shall have access as determined by Customer. Access will be specific to the management company associated with Customer. This may include the following access levels, at Customer’s option, inquiry only access (Customer point of contact may only view information related to Users) or update access (Customer point of contact may update profiles related to Users, including, but not limited to, changing, adding and deleting User information). DST shall store the Operator ID and associated access levels. Any personnel changes or access changes affecting Customer point of contact must be communicated to DST promptly.

Required - Password is used in conjunction with Operator ID to access the Distribution Support Services Web Site, which consequently provides access to any User information (profile, firm, address, authorization information, etc.).

Copyright DST Systems, Inc. 2021
Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

USER ENROLLMENT AND AUTHORIZATION PROCEDURES

The following procedures are part of the Authentication Procedures applicable to Vision Services.

1.	Enrollment.

Each User is required to complete an Electronic Enrollment Form, which is available at a URL designated by DST (at the date of this Agreement - www.dstvision.com). Users enrolling for access may complete the enrollment process by providing DST with information called for in the Electronic Enrollment Form about their practice and the Financial Products they wish to access.

2.	Customer Authorization.

Upon receiving a completed Electronic Enrollment Form from a User, DST will make available an Authorization Request to Customer (point of contact) through the Distribution Support Services Web Site. The Authorization Request will identify the level of access requested and the security criteria as well as provide a sample client Tax ID/Social Security Number.

Through the Distribution Support Services Web Site, Customer point of contact is solely responsible for authorizing or denying each User request for access to Transactions through Vision Services. When authorizing requests, security criteria must be verified by Customer. This includes verifying:

●	Appropriate Level of Authorization. Please note, each authorization will provide access to the level indicated on DST’s Authorization Request. Access may be requested at the dealer, dealer/branch, dealer/representative, tax ID, or Trust/TPA level.

●	Accurate Access Security Criteria. Customer must verify that each field authorized in the security criteria accurately represents the dealer/branch/representative or tax ID information which appears on the master of the representative’s clients” accounts. 100% of the representative’s accounts should reflect the authorized criteria.

Customer assumes all responsibility for verifying the security level of each new User authorization request. DST shall not be required to verify that the person who processes the Authorization Request is legally authorized to do so on behalf of Customer and DST shall be entitled to rely conclusively upon such approval/denial without further duty to inquire.

3.	Password & ID Notification.

When Customer approves an authorization request, the User’s ID is updated for the authorized security and an e-mail is sent to the User notifying him/her of their access to the Vision Web Site. Users are required to establish their own initial password at a URL designated by DST (at the date of this Agreement - www.dstvision.com/assignpswd.html).

Copyright DST Systems, Inc. 2021
Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

SCHEDULE NO. 3

SERVICE EXHIBIT

E-PRESENTMENT SERVICES

This “Service Exhibit” for e-Presentment Services (“Services”) is entered into by and between Carlyle AlpInvest Private Markets Fund (“Customer”) and DST Systems, Inc. (“DST”). This Service Exhibit is an exhibit to the Master Agreement for DST Digital Solutions Services by and between DST and Customer (the “Agreement”). This Service Exhibit expressly incorporates by reference and is subject to the Agreement. Any terms not defined in this Service Exhibit shall have the same meaning as the terms in the Agreement. In the event of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Service Exhibit, the terms and conditions of this Service Exhibit will control such conflict with respect to the services provided hereunder.

1.	Definitions

Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the Agreement.

“Application” means the Services applications as set forth in this Services Exhibit.

“Consent” means End-Users expressed consent to access and retrieve document information, including periodic statements, financial information, disclosure, tax, or confirmation documents, or marketing materials, electronically.

“Development Documents” means any of the following documents: System Requirements Document, Project Development Estimate, Project Requirements Document or any other mutually agreed to document describing the development activities.

“Document” means the equivalent electronic rendition of a single customer communication to an End-User as identified in this Services Exhibit, including, but not limited to statement, dunning notice, check image, report, trade confirmation, or tax document.

“Document Type” means the documents set forth in Development Documents for which the Services will be provided.

“End-User” means (i) Customer’s authorized representatives and (ii) Customer’s customers that have provided Consent to access electronic Applications provided by DST via the Internet.

“Image” means the equivalent of impression that would be applied to one side of a single sheet in a simplex print-processing environment.

“Services” means the services described in this Services Exhibit.

2.	Description of Services

2.1	DST will provide the following Services (“Services”):

a.	Load All – Document load, storage and CSR web presentment: DST will load Documents into its electronic Application (“DST Archive”). Documents will be stored for thirty-six (36) months or until the Agreement is terminated, whichever is earlier, following the load date of Documents. DST shall properly destroy Documents on its system once DST is no longer obligated to maintain such Documents, as set forth herein. All loaded Documents will be available online for CSR viewing, regardless of whether or not the End-User has provided Consent for delivery of Documents.

Copyright DST Systems, Inc. 2021
Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

b.	Consented Load Only – Document, load, storage and CSR web presentment: DST will load Documents for End-Users who have provided Consent for electronic delivery of Documents into its electronic Application (“DST Archive”). Documents will be stored for thirty-six (36) months or until the Agreement is terminated, whichever is earlier, following the load date of Documents. DST shall properly destroy Documents on its systems once DST is no longer obligated to maintain such Documents, as set forth herein. All loaded Documents will be available online for CSR viewing.

c.	Presentment Hosting: DST will provide a hosted environment to enable Consumer Presentment, Secure eMail and CSR web presentment. Application hosting includes managing the hardware and software environment, the capacity to support presentment, as well as creation, delivery and management of email notifications.

2.2	As requested by Customer and upon payment of additional fees, DST will provide the following optional services:

a.	Statement Presentment via Web Services: Up to thirty-six (36) months of Documents for End-Users, excluding, if applicable, any third party intermediaries such as agents, who have not provided Consent or elected paper suppressions, will be made available via a standard web services request from Customer’s website. All loaded Documents will be available online for CSR viewing, regardless of whether or not the End-User has provided Consent for delivery of electronic Documents.

b.	Statement Presentment for End-Users via DST hosted services: DST will develop Customer branded web pages for electronic presentment of Documents to End-Users, excluding third party intermediaries such as agents, who have provided Consent. DST will provide “document available” email notifications to End-Users indicating that a Document is available online for viewing. This service includes Customer defined requirements for retries of email notifications, as well as spam and bounce management capabilities as defined in the applicable Development Documents. DST will make available to Customer, via a report accessible through its ePriority portal, a list of undeliverable email addresses.

c.	Dealer Viewing via VISION: Up to thirty-six (36) months of electronic Documents for third party intermediaries such as dealers will be available via DST Systems’ VISION application.

d.	Consent and Suppression: DST will provide Customer branded web pages for the collection of End-User Consent for electronic delivery of Documents and suppression of paper based delivery.

e.	Extended Storage of Documents in DST Archive: Customer must notify DST in writing 60 days in advance of the end of any 36 month retention period expiration of Customer’s desire to have Documents stored for additional months. Documents will continue to be retained so long as Customer has not made a request in writing to terminate Extended Storage. DST shall properly destroy Documents on its system after the required storage period has ended and DST is no longer obligated to maintain such Documents, as set forth herein.

f.	eMail Notifications: DST will create and send an email with content provided by Customer, to Consented End-Users with the email addresses contained in the consent database or as otherwise provided by Customer. eMail delivery occurs after Documents are loaded into the Application and released or made available for viewing. This Service includes Customer defined requirements for eMail retries, spam and bounce management capabilities. DST will make available to Customer, via a report accessible through its ePriority portal, a list of undeliverable email addresses.

Copyright DST Systems, Inc. 2021
Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

g.	Regulatory eMail Notifications: DST will create and send an email, with links to respective regulatory documents with content provided by Customer, to Consented End-Users with the email addresses contained in the consent database or as otherwise provided by Customer. eMail delivery occurs after email samples are approved and released for delivery by Customer. This Service includes Customer defined requirements for eMail retries, spam and bounce management capabilities. DST will make available to Customer, via a report accessible through its ePriority portal, a list of undeliverable email addresses.

h.	Document Load from Customer’s Historical Archive: DST will process Customer’s historical data along with an index file as described in applicable Development Documents. DST will load the data into its electronic Application (“DST Archive”). The data will be stored for thirty-six (36) months or until the Agreement is terminated, whichever is earlier following the load date of Documents. DST shall properly destroy Documents on its system once DST is no longer obligated to maintain such Documents, as set forth herein. All Documents will be available online for CSR viewing, regardless of whether or not the End-User has provided Consent.

i.	Marketing eMails to Customer’s customers: DST will create and send emails containing content provided by Customer to the email addresses contained in an email request via batch file or web services as provided by Customer. eMail delivery occurs after each email file is released. This Service includes Customer defined requirements for eMail retries, spam and bounce management capabilities. DST will make available to Customer, via a report accessible through its ePriority portal, a list of undeliverable email addresses. This Service is intended for emails sent to Customer’s customers for any business related communication, and is specifically not available for solicitation purposes.

2.3	Development Documents

The Development Documents describe all requirements for customization of the Services, the web site, and other systems and software utilized in connection with performance of the Services. Customer will comply with the terms of the Development Documents that describe any project assistance that may be required for completion of deliverables described in the Development Documents. The Services may also include such additional services and/or customization of the Services as may be mutually agreed upon by the Parties from time to time. Each such additional service and/or customization, together with such additional pricing, fees, expenses, terms, conditions, as mutually agreed by the Parties, shall be detailed in separate Development Documents that will be annexed to and made a part of this Services Exhibit.

2.4	Composition/ Print Services

Under this Service Exhibit, DST will not provide direct composition or print services. Customer will be required to either: (i) enter into an agreement with DST for direct composition or print services via a service exhibit for Composition Services, or (ii) find and enter into an agreement with a separate third party provider for any direct composition and print services it requires. If Customer enters into an agreement with DST for direct composition and/or print services, the terms of that service exhibit will govern. If Customer enters into an agreement with a third party provider for direct composition and/or print services Customer must notify DST and provide written confirmation for DST to send the applicable data files to the third party provider for direct composition and/or print services. Once the third party provider has completed composition of the applicable data files, DST will be available to receive the composed images back from the third party provider for Customer’s presentment needs under this Schedule.

Copyright DST Systems, Inc. 2021
Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

3.	Delivery of Data for Processing, Schedules and Data Requirements

Customer will transmit via a mutually agreed upon method and on an agreed upon schedule.

Delivery of the Customer Data to the DST production facility will be via the format, protocols and formatting instructions set forth in the agreed Development Documents and Customer Data must fulfill the requirements identified in the Development Documents.

DST will have no responsibility for delays or errors resulting from Customer’s failure to provide Customer Data correctly. Customer may, at its option, transmit Customer data before Customer has made a final accuracy check. Therefore, DST will hold all production until a written or electronic release has been issued by Customer. Should retransmissions be necessary or a release be issued that is later rescinded, Customer shall pay DST the applicable processing Fees, (i.e. Load All, Statement Presentment, and Electronic Distribution and Notification fees), for any work performed prior to rescission at the rates set forth in the Pricing Attachment.

4.	Obligations and Conditions of Services

5.1	DST assumes no responsibility for the business results achieved from use of the Services or errors or interruptions caused by third parties, including but not limited to (i) failures attributable to user errors or misuse of the Services, (ii) failures to use corrections supplied by DST, or (iii) modifications by Customer or any third party. DST makes no warranty with respect to the performance of third parties such as web portals, automated clearing houses, financial institutions, and other internet service providers and telecommunication carriers, or as to the reliability, security or performance of the internet.

5.2	Customer will promptly notify DST of any suspected fraudulent activity of which Customer may become aware during the Term. Customer will only use the Services provided under this Service Exhibit for the purposes contemplated herein and in accordance with the policies and procedures provided by DST.

5.3	Customer will notify DST in writing immediately if it becomes aware of any claim of loss or liability by a third person related to a Service.

5.	Fees

The fees payable to DST by Customer for the Services under this Service Exhibit are set forth on the Fee Schedule attached to this Service Exhibit.

Copyright DST Systems, Inc. 2021
Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

SERVICE EXHIBIT – FEE SCHEDULE*

A.	E-PRESNTMENT FEES

Electronic Media	Solution for Investors, Advisors, and Fund Sponsors.
		Per Document
Loading Fee	Document presentment, which includes loading and storing confirmation statements, letters, and tax forms for 36 months at DST’s Winchester data center. All documents are available online for viewing through DST’s web service, regardless of whether or not the Investor has provided consent for receipt of online documents. A document represents one statement/letter that an investor would have received in one mailed envelope package, regardless of the number of pages in that envelope.	$0.07210
Vision Channel Fee	Document presentment to support online viewing for advisors through the DST Vision web application.	$0.02190
Archival	Documents presentment for an extended term beyond 3 years of the loading fee above per year.	$0.01000
		Per E-Mail
E-Mail Notification	E-mail notification to Investors of document availability on DST web service. Notification volume will be determined by Investor consent to shut off paper.	$0.10000
Regulatory E- Mail Notification	E-mail notification to Investors that provided consent for compliance documents made available on-line.	$0.29000
		Per Hour
Development	Designing, coding, constructing, software integration and unit testing software solutions. Updating email templates. Print analysis involves the developing and deploying of print resources. Preparing and creating the Project Requirements Document, Input Data Map, Document Type map, and other documents required under the System Development Life Cycle (SDLC). Managing project software Events.	$150.00
		One-Time
Implementation	One time additional implementation set up fee separate from on-boarding fee.	$8,775

*	Following the Initial Term, the fees are subject to an increase on each anniversary of the agreement in an amount not less than the annual percentage change in the Consumer Price Index for all Urban Consumers (“CPI-U”) in the Kansas City, Missouri-Kansas Standard Metropolitan Statistical Area, All Items, Base 1982-1984=100, as last reported by the U.S. Bureau of Labor Statistics for the 12 calendar months immediately preceding such anniversary.

Copyright DST Systems, Inc. 2021
Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

B.	DOCUMENT INTEGRATION FOR THIRD PARTY PORTAL SUPPORT FEES

I.	API Call Minimum Fees:

First Firm	$24,000 per year
Additional Firms	$12,000 per year

(Note: Minimum applies unless aggregate charges in Section II exceed one-twelfth of the annual minimum.)

II.	Fees Compared to Minimum:

API Calls	$0.60 per call

III.	One-time Implementation Fees	$10,000 per third party firm

IV.	Document Transfer Fees:

One-time Set up fee	$2,500 per document type per firm
Base Fee	$12,000 per year
One-time Load Fee [9]	$2,500 per document

V.	Programming Fees*:

*Computer/Technical Personnel (2021 Standard Rates):
*Business Analyst / Tester / Other:	$150.00 per hour
*COBOL / Workstation Programmer:	$200.00 per hour
*Web Developer:	$250.00 per hour
*Full Service Staff Support:	$100.00 per hour

[9]	Client can choose to pay the monthly base fee or for each individual load. They would not be charged for both.

Copyright DST Systems, Inc. 2021
Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

2

Notes to Above Fees:

1)	The initial term is three (3) years. After the initial term, on each January 1 (pro-rated for a previous partial year), all fees for the following year shall be increased by the amount the last published US Consumer Price Index – All Urban Consumers - U.S. City Average - All Items compiled by the US Bureau of Labor Statistics (“CPI-U”) has increased since the CPI-U that was published immediately before January 1 of the previous year, plus three percent (US CPI + 3%). In the absence of CPI-U being published, the Parties shall agree in writing to use another index that most closely resembles CPI-U. Items marked by an “*” are subject to change with 60 day notice.

2)	Reimbursable and other fees and expenses include but are not limited to: confirmation statements, AML/CIP, escheatment, freight, quarterly statements, postage, long distance telephone calls, records retention, customized programming/enhancements, federal wire fees, bank fees, *disaster recovery[2], hardware at customer’s facility, telecommunications/network configuration (based on an approximate allocation of such expenses across all clients), lost shareholder search/tracking, express delivery services, envelopes, checks, drafts, forms (continuous or otherwise), specially requested reports and statements, counsel fees, computer tapes, and DTCC or National Securities Clearing Corporation ("NSCC") transaction fees, if applicable, to the extent any of the foregoing are paid by SS&C.

3)	Any fees, reimbursable, or other expenses not paid within 30 days of receipt of invoice will be charged a late payment fee of 1.5% per month until payment is received.

[2]	The annual charge of $0.206 per account, paid monthly in increments of one-twelfth of the annual charge, and will increase proportionate to any increase in SS&C’s costs to provide the recovery service or in the event that the current recovery goal is shortened. The current recovery goal is to have the TA2000 System as provided for in the Business Contingency Plan operational 4 hours after SS&C’s declaration of a disaster. Data communications expenses for connectivity to the backup sites (SS&C owned or recovery vendor provided) are part of the SS&C network charges and are billed monthly as an out-of-pocket expense unless network is Fund-provided, in which case connectivity is the responsibility of Fund.

Copyright DST Systems, Inc. 2021
Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

3

SCHEDULE NO. 4

SERVICE EXHIBIT

For

Composition Services

This is a “Service Exhibit” for Composition Services (“Services”) entered into by and between Carlyle AlpInvest Private Markets Fund (“Customer”) and DST Systems, Inc. (“DST”) made a part of the Master Agreement for DST Digital Solutions Services by and between Customer and DST (“Agreement”). Unless specifically stated otherwise, all terms, covenants and conditions described in the Agreement are incorporated herein by reference as if the same had been described herein in full. In the event of a conflict between the terms set forth in this Services Schedule and the Agreement, the terms of this Service Exhibit shall govern.

1.	Definitions

Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the Agreement.

“Development Documents” means any of the following documents: System Requirements Document, Project Development Estimate, Project Requirements Document or any other mutually agreed to document describing the development activities.

“Document” means the equivalent electronic rendition of a single customer communication as identified herein or in the Development Documents, including, but not limited to statement, dunning notice, check image, report, trade confirmation, or tax document.

“Document Type” means the types of Documents set forth in Development Documents for which the Services will be provided.

“Format” means DST will structure the input data provided by Customer’s recordkeeping system so as to present the information organized and arranged according to Customer’s requirements as detailed in the Development Documents.

“Image” means the equivalent of impression that would be applied to one side of a single sheet in a simplex print-processing environment.

“Services” means the services described in this Services Schedule.

2.	Description of Services

2.1	DST will provide the following Services (“Services”):

a.	Data Processing –Documents: DST will process Customer’s data, format, and index the data in a design and Format the data to support the electronic presentment and delivery of Documents or delivery of such Documents to a print vendor of Customer’s choice. The Services will include: (i) composition and electronic creation of all Document Types (as defined in below); (ii) creating, archiving, and maintaining electronic Images of each composed and created Document Type; and (iii) making available Document Types to a print vendor or electronic present vendor of Customer’s choice.

b.	Development of Document Type Templates. As part of the Services, DST shall create and maintain the format, design and content for each Document Type (each, a “Document Type Template”) in accordance with Customer’s requirements. Customer may request DST to create new Document Type Templates and/or to modify a Document Type Template (each, a “Document Type Template Development/Modification Request”). DST shall create and/or modify Document Type Templates and Customer shall evaluate and either accept or reject such Document Type Template in accordance with the process set forth in Annex 1 attached hereto. Once created and approved by Customer, all Document Type Templates shall be maintained by DST in accordance with this Service Schedule.

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2.3	Development Documents

The Development Documents describe all requirements for customization of the Services, the web site, and other systems and software utilized in connection with performance of the Services. Customer will comply with the terms of the Development Documents that describe any project assistance that may be required for completion of deliverables described in the Development Documents. The Services may also include such additional services and/or customization of the Services as may be mutually agreed upon by the Parties from time to time. Each such additional service and/or customization, together with such additional pricing, fees, expenses, terms and conditions, all as mutually agreed by the Parties, shall be detailed in separate Development Documents that will be annexed to and made a part of this Service Exhibit.

3.	Delivery of Data for Processing, Schedules and Data Requirements

Customer will transmit via a mutually agreed upon method and on an agreed upon schedule.

Delivery of the Customer Data to the DST production facility will be via the format, protocols and formatting instructions set forth in the agreed Development Documents and Customer Data will fulfill the requirements identified in the Development Documents.

DST will have no responsibility for delays or errors resulting from Customer’s failure to provide Customer Data correctly. Customer may, at its option, transmit Customer data before Customer has made a final accuracy check. Therefore, DST will hold all production until a written or electronic release has been issued by Customer. Should retransmissions be necessary or a release be issued that is later rescinded, Customer shall pay DST the applicable processing Fees, for any work performed prior to rescission at the rates set forth in the Pricing Attachment.

4.	Obligations and Conditions of Services

4.1	DST assumes no responsibility for the business results achieved from use of the Services or errors or interruptions caused by third parties, including but not limited to (i) failures attributable to user errors or misuse of the Services, (ii) failures to use corrections supplied by DST, or (iii) modifications by Customer or any third party. DST makes no warranty with respect to the performance of third parties such as web portals, automated clearing houses, financial institutions, and other internet service providers and telecommunication carriers, or as to the reliability, security or performance of the internet.

4.2	Customer will promptly notify DST of any suspected fraudulent activity of which Customer may become aware during the Term. Customer will only use the payment services for the purposes contemplated herein and in accordance with the policies and procedures provided by DST.

4.3	Customer will notify DST in writing immediately if it becomes aware of any claim of loss or liability by a third person related to a Service.

5.	Fees

DST will perform the Services in exchange for the Fees set forth in the Fees Exhibit attached hereto as Exhibit A.

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Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

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SERVICE SCHEDULE – EXHIBIT A

FEE SCHEDULE*

Service		Fees
Data Preparation and Deliver	Extract, process, prepare and deliver print and mail data ( statements, confirms, checks, tax forms etc.) to Customer’s designatred third party vendor	$0.25/record
Data preparation and file composition	(i) Extract, process and prepare print and mail data (e.g. statements, confirms, checks, tax forms, etc.) and (ii) compile, format, prepare and deliver print-ready file of print and mail data to Customer’s designatred third party vendor.	$.01/image[10]
Development	Designing, coding, constructing, software integration and unit testing software solutions. Updating email templates. Print analysis involves the developing and deploying of print resources. Preparing and creating the Project Requirements Document, Input Data Map, Document Type map, and other documents required under the System Development Life Cycle (SDLC). Managing project software Events.	Per Hour $150.00
Implementation	One time additional implementation set up fee separate from on-boarding fee.	One-Time $23,725

*	Following the Initial Term, the fees are subject to an increase on each anniversary of the agreement in an amount not less than the annual percentage change in the Consumer Price Index for all Urban Consumers (“CPI-U”) in the Kansas City, Missouri-Kansas Standard Metropolitan Statistical Area, All Items, Base 1982-1984=100, as last reported by the U.S. Bureau of Labor Statistics for the 12 calendar months immediately preceding such anniversary.

[10]	An image means one side of one sheet of 8 ½ inches by 11 inches sized paper

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Annex 1

Document Type Template Creation/Modification Process

1.       At any time during the Term, Customer may submit a Document Type Template Development/Modification Request to DST. Each Document Type Template Development/Modification Request will be in writing and will set out Customer’s reasonable requirements related thereto.

2.       DST will submit to Customer: (i) as soon as reasonably possible after receiving a Document Type Template Development/Modification Request, but in no event more than five (5) Business Days after receipt of complete requirements, a written proposal for performance of the Development Request (“Document Type Development Request Proposal”), which shall include the following: (1) a description of the tasks to be performed by DST; (2) the applicable specifications; (3) the completion date for each task and for each deliverable; (4) the specific resources to be provided by DST by project discipline for the performance of the Document Type Development Request; and (5) the applicable fees due to DST.

3.       If Customer accepts a Document Type Development Request Proposal, DST will perform the Document Type Development Request in accordance with the agreed upon terms and requirements set forth in such Document Type Development Request Proposal and the terms and conditions of this Service Schedule (collectively, the “Development/Modification Terms”).

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Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

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SCHEDULE NO. 5

SERVICE EXHIBIT

For

BASIC FAN MAIL SERVICES

1.	Parties. This Service Exhibit is made by and between DST Systems Inc., a Delaware corporation (“DST”), and Carlyle AlpInvest Private Markets Fund (“Customer”). This Service Exhibit is an exhibit to the Master Agreement for DST Digital Solutions Services by and between DST and Customer (the “Agreement”). Any terms not defined in this Service Exhibit shall have the same meaning as the terms in the Agreement. This Service Exhibit expressly incorporates by reference and is subject to the Agreement. In the event of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Service Exhibit, the terms and conditions of this Service Exhibit will control such conflict with respect to the services provided hereunder.

2.	Basic FAN Mail Services. Customer has requested, and DST will provide, for the Term set forth on the signature page of this Service Exhibit, Basic FAN Mail Services as one of the Digital Services pursuant to the terms of the Master Agreement for DST Digital Solutions Services (the “Agreement”) between Customer and DST.

3.	Definitions. For purposes of this Exhibit, the following additional definition shall apply (in addition to all other defined terms in the Agreement):

●	“Distribution Support Services Web Site” shall mean the collection of electronic documents or pages residing on the DST controlled World Wide Web address (currently, https://www.dstdss.com), linked to the Internet and accessible by hypertext link through the World Wide Web, which Customer may access to view information about Recipients and approve/deny access requests by Recipients.

●	“FAN Mail®” shall mean the DST-designed, developed and instituted system known as “Financial Adviser Network MailTM” or “FAN Mail,” which enables DST to make data from DST’’s TA2000® mutual fund recordkeeping systems and data provided to DST, in the format specified by DST, from other mutual fund recordkeeping systems or recordkeeping systems maintained by third parties for other Funds, available through the Internet to authorized Recipients.

●	“FAN Mail Services” shall mean the services provided by DST utilizing FAN Mail, the Distribution Support Services Web Site, the Internet, and other systems provided by DST and telecommunications carriers, as described in the Service Exhibits which are attached to this Agreement from time to time.

●	“Recipient(s)” shall mean the Persons described herein to whom data is made available utilizing FAN Mail Services, including specified authorized agents of record owners of Fund Units, including registered financial advisers, financial planners and other financial intermediaries.

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4.	DST Responsibilities. In connection with its performance of Basic FAN Mail Services, DST shall:

a.	Receive data (“Files”) from Customer or extract Files from TA2000 as instructed by Customer, address the Files to Recipients who have been designated by Customer to receive the Files and who have completed the enrollment process for Basic FAN Mail Services described below, and make the Files available to such Recipients. Files will be made available through the Internet via hypertext link to the DST Web Site. DST shall provide each Recipient utilizing the Internet with a recipient ID (the “Recipient ID”) and a password (the “Password”) in accordance with the then current Recipient Enrollment and Authorization Procedures and shall permit access to the file(s) associated with a given Recipient ID and Password whenever the appropriate Recipient ID and Password is received at the DST Web Site. Each Recipient is responsible for accessing and retrieving such Recipient’s Files.

b.	Make available to Recipients the Files set forth on the File and Usage Fee Schedule attached to this Service Exhibit. DST may, from time to time, and upon notice to Customer, add and/or delete Files from the File and Usage Fee Schedule.

c.	Perform the following administrative functions: maintain a data base which contains the Recipient’s name, address, electronic mailing address, forty-five (45) day history of Files made available and list of Recipients by dealer/adviser number; provide billing to Customer; reasonably assist Customer and Recipients to establish FAN Mail links; monitor transmissions and provide ongoing technical support for FAN Mail; and maintain a Website facilitating enrollment for Recipients of Customer’s Files.

d.	Establish links between Customer, the DST Web Site and the Distribution Support Services Web Site, provide telephone support to Customer and Recipients respecting use of FAN Mail, use reasonable efforts to resolve problems, and establish and maintain the DST Web Site so it is available.

e.	Perform all other DST obligations as set forth in the Agreement.

5.	Customer and Recipient Responsibilities. During the Term and subject to the provisions of this Agreement, Customer shall at its expense (unless otherwise provided for herein) fulfill Customer obligations as follows:

(a)	Customer. Customer must:

(i)	Comply with all Recipient Enrollment and Authorization Procedures attached as part of this Exhibit;

(ii)	Transmit Files daily from Financial Product recordkeeping systems maintained by third parties to DST in formats specified from time to time by DST, if applicable. For Files to be extracted from TA2000, by execution of this Service Exhibit Customer hereby consents, and instructs DST to extract Files from TA2000 for Recipients who have been designated by Customer to receive the Files;

(iii)	Perform all other Customer obligations as set forth in the Agreement.

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(b)	Recipient. As a condition of a Recipient’s access to Files, Customer acknowledges that each Recipient must:

(i)	Obtain and pay for connectivity to the Internet or delivery protocol;

(ii)	Have the proper equipment and software to enable the Recipients to access the DST Web Site and download the Files therein and obtain all related maintenance, including support in the event of download problems; and

(iii)	Comply with all Recipient Enrollment and Authorization Procedures attached as part of this Exhibit.

Customer agrees that DST shall not be required to provide Files to any Recipient who fails to comply with the foregoing.

6.	Fees for Basic FAN Mail Services. As consideration for the performance by DST of the Basic FAN Mail Services, Customer shall pay to DST the following fees and charges:

(a)	A monthly FAN Mail access and support charge as set forth on the File and Usage Fee Schedule attached hereto.

(b)	A usage fee per record made available to Recipients -- each one hundred sixty (160) bytes of information, or portion thereof, being a record -- as set forth on the File and Usage Fee Schedule attached hereto.

All other terms and conditions shall be governed by the Agreement into which this Service Exhibit is incorporated.

Copyright DST Systems, Inc. 2021
Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

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RECIPIENT ENROLLMENT AND AUTHORIZATION PROCEDURES

FOR

BASIC FAN MAIL SERVICES

The following Enrollment and Authorization Procedures, which may be modified by DST from time to time, are also part of the Security Procedures applicable to the Basic FAN Mail Services:

1.	Enrollment.

(a)       New Recipients. Each Recipient is required to complete an online enrollment found at http://www.dstfanmail.com and electronically submit to DST the information called for in the enrollment process. In order to complete the enrollment process, the Recipient must verify Recipient’s agreement to DST’’s Terms and Conditions for access to FAN Mail Services by clicking an “I Agree” button. The Recipient must identify the broker/dealer with which the Recipient is associated. If DST does not already have a hard copy blanket Broker/Dealer Authorization Letter completed and on file for the identified broker/dealer, the Recipient must submit a hard copy Broker/Dealer Authorization Letter signed by the broker/dealer. DST will not be required to verify that the person who clicks agreement to the Terms and Conditions or that the person who signs the Broker/Dealer Authorization Letter is legally authorized to do so and DST shall be entitled to rely conclusively upon such agreement keystroke or signature without further duty to inquire. The Recipient must also provide all information requested concerning the Recipient’s practice and which financial products the Recipient wishes to access. A Recipient ID and Password are established immediately upon completion of the enrollment process.

(b)       Currently Enrolled Recipients. Recipients who are currently enrolled and authorized by Customer to receive Files for Basic FAN Mail Services at the time of execution of this Service Exhibit under any prior FAN Mail Agreement shall not be required to re-enroll and Customer agrees that authorization shall be deemed to be given as to such Recipients until Customer notifies DST otherwise.

2.	Customer Authorization.

Upon DST’s receipt of enrollment instructions from the Recipient, DST will make available an Authorization Request to Customer (point of contact) through the Distribution Support Services Web Site.

Through the Distribution Support Services Web Site, the Customer’s point of contact is solely responsible for authorizing or denying each Recipient request for access to the product. When authorizing requests, security criteria must be verified by Customer. This includes verifying that each field authorized in the security criteria accurately represents the dealer/branch/representative, tax ID, or cumulative discount information or any additional data extract criteria requested that appears on the master of the Recipient’s clients’’ accounts. 100% of the Recipient’s accounts should reflect the authorized criteria.

Customer assumes all responsibility for verifying and approving the security level of each new Recipient authorization request. DST shall not be required to verify that the person who processes the Authorization Request is legally authorized to do so on behalf of Customer and DST shall be entitled to rely conclusively upon such approval/denial without further duty to inquire. No Files will be made available until the request is authorized by Customer.

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3.	Data Availability Notification.

When Customer approves an authorization request, the Recipient’s ID is updated for the authorized security and an e-mail is sent to the Recipient notifying him/her that data is available for retrieval.

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Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

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FILE AND USAGE FEE SCHEDULE

TO

BASIC FAN MAIL SERVICES EXHIBIT

1.	Files.

The following Files may be made available to Recipients:

“Account Position” - This file reports the current Financial Product Unit balance and net asset value for every account, regardless of whether the account had activity. This file is generally provided on a monthly basis and consists of two (2) records per account.

“Direct Financial Activity” - This file is generated as a result of activity being posted to the Financial Product Unit owner account. The information in this file reports all activity involving the movement of money and/or Financial Product Units (with the exception of distributions) and consists of two (2) records per account.

“Account Master Position/New Account Activity/Non-Financial Activity” - This file provides registration information on each Financial Product Unit holder account for the Recipient. The Account Master Position is used to initialize the Recipient’s database. The New Account Activity provides any new accounts established for the Recipient. The Non-Financial Activity is generated from maintenance activity to the Financial Product Unit owner registration. These files consist of three (3) records per account.

“Distribution Activity” - This file is used to confirm all activity resulting from the distribution of a dividend, and long or short term capital gain. The file will be generated after the distribution has been applied to the Financial Product Unit holder account. This file consists of two records (2) per account.

“Daily Price” - This file contains the daily offering price and Net Asset Value of every CUSIP (separate security). This file consists of one (1) record per CUSIP.

“Security” - This file is systematically generated by DST and appended to the end of each associated Account Master Position/New Account Activity/Non-Financial Activity file being delivered. This file may also be generated upon request based on the month-end Account Position file. Unique security investment details such as Ticker/Quotron, CUSIP, Fund and Product Names are reported within this file. This file consists of one (1) record per unique CUSIP delivered in the associated file. Because this file is used to supplement the Account Master Position/New Account Activity/Non-Financial Activity files, DST does not charge any fees for the records provided in this file.

“Average Cost Position/Activity” - This file reports cost basis details including initial cost basis, the source of reporting, the last calculation date, the current net investment figure and current shares. The Average Cost Position file is used to initialize a Recipient’s database. The Average Cost Activity file is generated as a result of a change to the cost basis of an account. These files consist of one (1) record per account.

2.	Usage Fees.

DST will charge Customer fees per record made available, including all “header” records and “trailer” records, in accordance with the following fee schedule. Typically, a single header record is used to designate the beginning of data for a Recipient within a given File and a single trailer record is used to designate the end of data for a Recipient within a given File.

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One to many records may be included between the “header” and “trailer” records. Most Files consist of two (2) to three (3) records per account, each 160 bytes of information being a separate record1.

Accordingly, by way of example, if Customer sends an Account Position File for two Recipients, one with 25 accounts and one with 50 accounts, the following records would be billable to Customer.

	File Type	Records
Recipient A	Header	1
	25 Accounts (2 records per account)	50
	Trailer	1
Recipient B	Header	1
	50 Accounts (2 records per account)	100
	Trailer	1
	Total Records	154

DST will not bill Recipients for the Files made available to them.

Level	Per Record Fees
Branch/Rep	$.018
Dealer	$.012
$.002 or $1.75
Daily Price File	per Recipient per month, whichever is less

3.	Volume Discounts.

DST will offer Customer discounts based on the amount of each total per record charge per method of delivery incurred by Customer in a month. The following discount schedule will apply:

Total Per Record Fees	% Discount on Amount Over Threshold
$0.00 - $2,500.00	0%
$2,501.00 - $5,000.00	10%
$5,001.00 - $7,500.00	15%
$7501.00 - $10,000.00	20%
$10,001 - $30,000.00	25%
$30,0001.00 - +	50%

Monthly FAN Mail Access and Support Charge	$500.00

The Monthly FAN Mail Access and Support Charge paid by Customer shall not be included in the eligible fees for purposes of determining any discount.

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4.	Gold and Platinum Discounts.

An additional discount shall be applied to the net fees (i.e., after Volume Discounts) paid by Customer for DST’s Basic FAN Mail Services if Customer is utilizing DST’s Vision Services pursuant to the applicable Master Agreement for Digital Services Agreement for DST’s Vision Services as follows:

At the beginning of the next calendar year following the first calendar year in which Customer has received Basic FAN Mail Services pursuant to this Service Exhibit, and at the beginning of each calendar year thereafter, DST shall review the average combined annual usage fees actually paid by Customer for Basic FAN Mail Services and Vision Services for the previous calendar year. Customer shall receive the following discounts on Basic FAN Mail Services fees for the then current calendar year, in the event the total annual combined usage fees paid by Customer for Basic FAN Mail Services and Vision Services equal or exceed at least:

Gold Level

Qualification:	$180,000.00 annually but less than $300,000.00.
Discount:	The discount for each billing cycle equals 2½% Basic FAN Mail usage fees billed for such cycle.

Platinum Level

Qualification:	$300,000.00 annually but less than $2,000,000.
Discount:	The discount for each billing cycle equals 5% of Basic FAN Mail usage fees billed for such cycle.

Platinum Plus Level

Qualification:	$2,000,000.00 annually.
Discount:	The discount for each billing cycle equals 25% of Basic FAN Mail usage fees billed for such cycle.

DST will combine qualified usage fees for all affiliates of Customer for purposes of determining the applicable discount for Customer’s affiliated corporate complex. In order to qualify, an affiliate of Customer must be an entity which directly or indirectly Controls, is Controlled by or under common Control with, Customer. It is Customer’s responsibility to notify DST in writing of qualifying company affiliations. DST will not combine an affiliate’s usage fees with Customer’s unless and until Customer has so notified DST. No retroactive adjustments to the Gold and Platinum discounts will be made based on previously undisclosed company affiliations. If Customer qualifies, the discount shall be shown on each invoice issued to Customer.

Copyright DST Systems, Inc. 2021
Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

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SCHEDULE NO. 6

SERVICE EXHIBIT

For

INTERNET DEALER COMMISSIONS

1.	Parties. This Service Exhibit is made by and between DST Systems Inc., Inc., a Delaware corporation (“DST”), and Carlyle AlpInvest Private Markets Fund (“Customer”). This Service Exhibit is an exhibit to the Master Agreement for DST Digital Solutions Services by and between DST and Customer (the “Agreement”). Any terms not defined in this Service Exhibit shall have the same meaning as the terms in the Agreement. This Service Exhibit expressly incorporates by reference and is subject to the Agreement. In the event of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Service Exhibit, the terms and conditions of this Service Exhibit will control such conflict with respect to the services provided hereunder.

2.	Internet Dealer Commissions. Customer has requested, and DST will provide, for the Term set forth on the signature page of this Service Exhibit, Internet Dealer Commissions as one of the Digital Services pursuant to the terms of the Master Agreement for DST Digital Solutions Services (the “Agreement”) between Customer and DST. DST will use the Internet Dealer Commissions to make commission data available to Broker/Dealers authorized by Customer. Each Broker/Dealer authorized by Customer will have the ability to retrieve commission data relating to the investment companies managed by Customer from the DST Web Site.

3.	Definitions. For purposes of this Exhibit, the following additional definition shall apply (in addition to all other defined terms in the Agreement):

●	“Commission Data” shall mean front-end load, advanced, and 12b-1 dealer compensation information relating to the investment companies managed by Customer.

●	“Distribution Support Services Web Site” shall mean the collection of electronic documents or pages residing on the DST controlled World Wide Web address (currently, https://www.dstdss.com), linked to the Internet and accessible by hypertext link through the World Wide Web, which Customer may access to view information about Recipients and approve/deny access requests by Recipients.

●	“FAN Mail®” shall mean the DST-designed, developed and instituted system known as “Financial Adviser Network Mail™” or “FAN Mail,” which enables DST to make data from DST’’s TA2000® mutual fund recordkeeping systems and data provided to DST, in the format specified by DST, from other mutual fund recordkeeping systems or recordkeeping systems maintained by third parties for other Funds, available through the Internet to authorized Recipients.

●	“FAN Mail Services” shall mean the services provided by DST utilizing FAN Mail, the Distribution Support Services Web Site, the Internet, and other systems provided by DST and telecommunications carriers, as described in the Service Exhibits which are attached to this Agreement from time to time.

●	“Recipient(s)” shall mean the Persons described herein to whom data is made available utilizing FAN Mail Services, including specified authorized agents of record owners of Fund Units, including registered financial advisers, financial planners and other financial intermediaries.

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4.	DST Responsibilities. In connection with services utilizing the Internet Dealer Commissions, DST shall:

a.	Receive Commission Data as files (“Files”) from Customer as instructed by Customer, address the Files to Broker/Dealers who have been designated by Customer to receive the Files and who have completed the enrollment process for the Internet Dealer Commissions as described below and make the Files available to such Broker/Dealers. All files will be made available only through the Internet via the DST Web Site. DST shall provide each Broker/Dealer utilizing the Internet with a Broker/Dealer ID (the “Broker/Dealer ID”) and a password (the “Password”) and shall permit access to the Commission Data associated with a given Broker/Dealer ID and Password whenever the appropriate Broker/Dealer ID and Password is received at the DST Web Site. Each Broker/Dealer is responsible for accessing and retrieving such Broker/Dealer’s Files.

b.	Perform the following administrative functions necessary to establish the link between the Files and the Broker/Dealer’s Internet directory: facilitate enrollment for Broker/Dealers requesting Customer’s Commission Data; maintain a data base which contains the Broker/Dealer’s name, address, electronic mailing address, and forty five (45) day history of Commission Data made available through the DST Web Site; provide billing to Customer; reasonably assist Customer and Broker/Dealers to establish Internet links; monitor transmissions; and provide ongoing technical support for the Internet Dealer Commissions services.

c.	Establish Internet links between Customer and the DST Web Site; provide telephone support to Customer and Broker/Dealers respecting use of the Internet Dealer Commissions; use reasonable efforts to resolve problems; and establish and maintain the DST Web Site so it is available for contact by Broker/Dealers.

d.	Perform all other DST obligations as set forth in the Agreement.

5.	Customer and Broker/Dealer Responsibilities. During the Term and subject to the provisions of this Agreement, Customer shall at its expense (unless otherwise provided for herein) fulfill Customer obligations as follows:

a.	Customer. Customer must:

i.	Comply with all Broker/Dealer Enrollment and Authorization Procedures attached as a part of this Exhibit;

ii.	Transmit Files daily from Financial Product recordkeeping systems maintained by third parties to DST in formats specified from time to time by DST. Instruct DST to make transmitted Commission Data files available to Broker/Dealers who have been designated by Customer to receive the Files; and

iii.	Perform all other Customer obligations as set forth in the Agreement.

b.	Broker/Dealer. As a condition of a Broker/Dealer’s access to Files, Customer acknowledges that each Broker/Dealer must:

i.	Obtain and pay for connectivity to the Internet or delivery protocol;

ii.	Have the proper equipment and software to enable the Broker/Dealer to access and download the Files therein and obtain all related maintenance, including support in the event of download problems; and

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iii.	Comply with all Broker/Dealer Enrollment and Authorization Procedures attached as part of this Exhibit.

Customer agrees that DST shall not be required to provide Files to any Broker/Dealer who fails to comply with the foregoing.

6.	Fees for Internet Dealer Commissions. As consideration for the performance by DST of the Internet Dealer Commissions services described above, Customer shall pay DST a charge of $200.00 per month for each affiliate of Customer with a separate management code in the DST system. This charge is a flat rate, regardless of the number of Broker/Dealers receiving Commission Data or the number of Files made available.

All other terms and conditions shall be governed by the Agreement into which this Service Exhibit is incorporated.

Copyright DST Systems, Inc. 2021
Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

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BROKER/DEALER ENROLLMENT AND AUTHORIZATION PROCEDURES

FOR

INTERNET DEALER COMMISSIONS

The following Enrollment and Authorization Procedures, which may be modified by DST from time to time, are also part of the Security Procedures applicable to the Internet Dealer Commissions.

1.	Enrollment.

Each Broker/Dealer is required to complete an online enrollment found at http://www.dstidc.com and electronically submit to DST the information called for in the enrollment process. In order to complete the enrollment process, the Broker/Dealer must verify Broker/Dealer’s agreement to DST’s Terms and Conditions for access to Internet Dealer Commissions Services by clicking an “I Agree” button. DST will not be required to verify that the person who clicks agreement to the Terms and Conditions is legally authorized to do so and DST shall be entitled to rely conclusively upon such agreement keystroke or signature without further duty to inquire. The Broker/Dealer must also provide all information requested concerning the Broker/Dealer’s practice and which financial products the Broker/Dealer wishes to access. A Broker/Dealer ID and Password are established immediately upon completion of the enrollment process.

2.	Customer Authorization.

Upon DST’s receipt of enrollment instructions from the Broker/Dealer, DST will make available an authorization request to Customer (point of contact) through the Distribution Support Services Web Site.

Customer’s point of contact is solely responsible for authorizing or denying each Broker/Dealer request for access to the product by reviewing, signing and returning the Authorization Request Form to DST. When authorizing requests, security criteria must be verified by Customer. 100% of the Broker/Dealer’s accounts should reflect the authorized criteria.

Customer assumes all responsibility for verifying and approving the security of each new Broker/Dealer authorization request. DST shall not be required to verify that the person who signs the Authorization Request Form on behalf of Customer is legally authorized to do so and DST shall be entitled to rely conclusively upon such signature without further duty to inquire. No Commission Data will be made available until the request is authorized by Customer.

Copyright DST Systems, Inc. 2021
Digital Solutions Services Master – Digital Investor Platform Service Exhibit	DST CONFIDENTIAL

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